Exhibit 3.2 TO: OKLAHOMA SECRETARY OF STATE 2300 N. Lincoln Blvd., Room 101, State Capitol Building Oklahoma City, Oklahoma 73105-4897 (405) 521-2520 AMENDED CERTIFICATE OF INCORPORATION OF ONEOK, INC. The undersigned Oklahoma corporation, for the purpose of amending its amended and restated certificate of incorporation as provided by Section 1077 of the Oklahoma General Corporation Act, hereby certifies that: 1. The name of the corporation is ONEOK, Inc. (the “Corporation”). 2. The name of the registered agent and the street address of the registered office in the State of Oklahoma is: National Registered Agents, Inc., 115 S.W. 89th Street, Oklahoma City, Oklahoma, Oklahoma County 73139- 8505. 3. The duration of the Corporation is perpetual. 4. The aggregate number of authorized shares of the Corporation prior to the amendment described below is 700,000,000 shares, of which 100,000,000 shares, par value $0.01 per share, are designated Preferred Stock and 600,000,000 shares, par value $0.01 per share, are designated Common Stock. 5. The Corporation’s amended and restated certificate of incorporation, as amended to date, shall be amended by deleting the initial paragraph of Article FOURTH thereof and replacing such paragraph with the following: “The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 1,300,000,000 shares divided into two classes, of which 100,000,000 shares, par value $0.01 per share, shall be designated Preferred Stock and 1,200,000,000 shares, par value $0.01 per share, shall be designated Common Stock.” 6. At a meeting of the Corporation’s Board of Directors duly called and held on February 22, 2017, a resolution was duly adopted setting forth the foregoing proposed amendment to the amended and restated certificate of incorporation of the Corporation, declaring said amendment to be advisable and calling a special meeting of the Corporation’s shareholders for consideration of the proposed amendment. 7. Pursuant to said resolution of the Corporation’s Board of Directors, at the special meeting of shareholders of the Corporation duly called and held on June 30, 2017, the necessary number of shares as required by Section 1077 of the Oklahoma General Corporation Act were voted in favor of the proposed amendment, and the amendment was duly adopted in accordance with the provisions of Section 1077 of the Oklahoma General Corporation Act.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its President and Chief Executive Officer and attested by its Secretary, this 3rd day of July, 2017. ONEOK, INC. ATTEST: By: /s/ Terry. K. Spencer Name: Terry K. Spencer Title: President and Chief Executive Officer By: /s/ Eric Grimshaw Name: Eric Grimshaw Title: Vice President, Associate General Counsel and Secretary 2

Exhibit 3.2

TO: OKLAHOMA SECRETARY OF STATE
2300 N. Lincoln Blvd., Room 101, State Capitol Building
OklahomaCity, Oklahoma 73105-4897
(405) 521-2520

AMENDED CERTIFICATE OF INCORPORATION OF ONEOK, INC.

The undersigned Oklahoma corporation, for the purpose of amending its amended and restated certificate of incorporation as provided by Section 1077 of the Oklahoma General Corporation Act, hereby certifies that:

1. The name of the corporation is ONEOK, Inc. (the "Corporation").

2. The name of the registered agent and the street address of the registered office in the State of Oklahoma is: National Registered Agents, Inc., 115 S.W. 89th Street, Oklahoma City, Oklahoma, Oklahoma County 73139-8505.

3. The duration of the Corporation is perpetual.

4. The aggregate number of authorized shares of the Corporation prior to the amendment described below is 700,000,000 shares, of which 100,000,000 shares, par value $0.01 per share, are designated Preferred Stock and 600,000,000 shares, par value $0.01 per share, are designated Common Stock.

5. The Corporation's amended and restated certificate of incorporation, as amended to date, shall be amended by deleting the initial paragraph of Article FOURTH thereof and replacing such paragraph with the following:

   "The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 1,300,000,000 shares divided into two classes, of which 100,000,000 shares, par value $0.01 per share, shall be designated Preferred Stock and 1,200,000,000 shares, par value $0.01 per share, shall be designated Common Stock."

6. At a meeting of the Corporation's Board of Directors duly called and held on February 22, 2017, a resolution was duly adopted setting forth the foregoing proposed amendment to the amended and restated certificate of incorporation of the Corporation, declaring said amendment to be advisable and calling a special meeting of the Corporation's shareholders for consideration of the proposed amendment.

7. Pursuant to said resolution of the Corporation's Board of Directors, at the special meeting of shareholders of the Corporation duly called and held on June 30, 2017, the necessary number of shares as required by Section 1077 of the Oklahoma General Corporation Act were voted in favor of the proposed amendment, and the amendment was duly adopted in accordance with the provisions of Section 1077 of the Oklahoma General Corporation Act.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its President and Chief Executive Officer and attested by its Secretary, this 3rd day of July, 2017.

ONEOK, INC.

ATTEST:

By: /s/ Terry. K. Spencer
Name: Terry K. Spencer
Title: President and Chief Executive Officer

By: /s/ Eric Grimshaw
Name: Eric Grimshaw
Title: Vice President, Associate General Counsel and Secretary

OFFICE OF THE SECRETARY OF STATE

STATE OF OKLAHOMA

CERTIFIED COPY OF DOCUMENTS ON FILE

CERTIFICATE

I THE UNDERSIGNED, *Secretary of State of the State of Oklahoma, do hereby certify that, to the date of this certificate, the attached is a true and correct copy of documents on file in this office as described below of:*

NAME OF ENTITY
ONEOK, INC.

DOCUMENT TYPE	***DOCUMENT FILING DATE***
Amended Certificate of Incorporation with Increase in Stock	*May 23, 2012*
Certificate of Correction	*November 06, 2008*
Restated Certificate Of Incorporation	*May 15, 2008*

IN TESTIMONY WHEREOF, *I hereunto set my hand and affixed the Great Seal of the State of Oklahoma, done at the City of Oklahoma City, this 17th, day of January, 2013.*

Secretary Of State

OFFICE OF THE SECRETARY OF STATE

STATE OF OKLAHOMA

RESTATED
CERTIFICATE OF INCORPORATION

WHEREAS, *the Restated Certificate of Incorporation of*

ONEOK, INC.

has been filed in the office of the Secretary of State as provided by the laws of the State of Oklahoma.

NOW THEREFORE, I, *the undersigned, Secretary of State of the State of Oklahoma, by virtue of the powers vested in me by law, do hereby issue this certificate evidencing such filing.*

IN TESTIMONY WHEREOF, I *hereunto set my hand and cause to be affixed the Great Seal of the State of Oklahoma.*

Filed in the city of Oklahoma City this
15th day of May, 2008.

Secretary of State

SOS

9500700002

FILED - Oklahoma Secretary of State #1900584812 05/15/2008 12:12

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

ONEOK, INC.

This Amended and Restated Certificate of Incorporation of ONEOK, Inc., an Oklahoma corporation (the "Corporation"), which has been duly adopted in accordance with the provisions of Sections 1077 and 1080 of the Oklahoma General Corporation Act (the "OGCA"), amends and restates the Certificate of Incorporation of ONEOK, Inc. (originally incorporated under the name "WAI, Inc.") filed with the Secretary of State of Oklahoma on May 16, 1997. Such previous Certificate of Incorporation, as previously amended, is hereby amended and restated to read, in its entirety, as follows:

FIRST

The name of the Corporation is ONEOK, Inc.

SECOND

The principal office or place of business of the Corporation in the State of Oklahoma is to be located at 100 West Fifth Street, in the City of Tulsa, County of Tulsa. The name of its resident agent is Corporation Service Company and the address of said resident agent is 115 S.W. 89th Street, Oklahoma City, Oklahoma, Oklahoma County 73139-8551.

THIRD

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the OGCA.

FOURTH

The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 400,000,000 shares divided into two classes, of which 100,000,000 shares, par value $0.01 per share, shall be designated Preferred Stock and 300,000,000 shares, par value $0.01 per share, shall be designated Common Stock.

1. Preferred Stock.

(a) Issuance. The Board of Directors is authorized, subject to limitations prescribed by law, to provide for issuance of shares of Preferred Stock in one or more series, to establish the number of shares to be included in each such series, and to fix the designations, powers, preferences, and rights of the shares of each such series, and any qualifications, limitations or restrictions thereof.

2. Common Stock.

(a) Dividends. Subject to the preferential rights, if any, of the Preferred Stock, the holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property, or in shares of Common Stock.

(b) Voting Rights. At every annual or special meeting of shareholders of the Corporation, every holder of Common Stock shall be entitled to one vote, in person or by proxy, for each share of Common Stock standing in his name on the books of the Corporation.

(c) Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and of the preferential amounts, if any, to which the holders of Preferred Stock shall be entitled, the holders of all outstanding shares of Common Stock shall be entitled to share ratably in the remaining net assets of the Corporation.

FIFTH

The Corporation shall have perpetual existence.

SIXTH

The private property of the shareholders shall not be subject to the payment of the corporate debts to any extent whatever.

SEVENTH

1. The business of the Corporation shall be managed by the Board of Directors, except as otherwise required by law. The Board of Directors may by resolution or resolutions, passed by a majority of the whole Board, designate one or more committees, each committee to consist of one (1) or more of the Directors of the Corporation, which to the extent provided in said resolution or resolutions or in the Bylaws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the Bylaws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

2. The number of Directors of the Corporation shall be not less than nine (9) nor more than twenty-one (21) persons and shall be fixed from time to time by the Board of Directors. Directors shall be elected at each annual meeting of shareholders of the Corporation.

3. Newly created directorships resulting from any increase in the authorized number of Directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by the affirmative vote of a majority of the Directors then in office, though less than a quorum, or by the sole

remaining Director, or by the shareholders at their next annual meeting or at any special meeting of shareholders called for that purpose. Each Director so chosen shall hold office until the next annual meeting of shareholders of the Corporation or until his earlier death, resignation or removal. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any Director or the entire Board of Directors may be removed from office at any time, with or without cause, by the holders of a majority of the voting power of all outstanding Voting Shares (as defined in Article Tenth).

4. The shareholders and Directors of the Corporation may hold their meetings and have an office or offices outside of the State of Oklahoma if the Bylaws so provide.

5. None of the Directors need be a shareholder of the Corporation or a resident of the State of Oklahoma.

6. The Bylaws or any Bylaw may be adopted, amended or repealed only by the affirmative vote of not less than a majority of the Directors then in office at any regular or special meeting, or by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all outstanding Voting Shares, voting as a single class, at any annual meeting or any special meeting called for that purpose.

7. The Board of Directors shall have power from time to time to set apart out of any funds of the Corporation available for dividends a reserve or reserves for any proper purpose, and to abolish such reserve in the manner in which it was created and to fix and determine and to vary the amount of the working capital of the Corporation, and to direct and determine the use and disposition of the working capital and of any surplus or net profits over and above the capital stock paid in.

8. The shareholders and the Board of Directors shall have power to keep the books, documents and papers of the Corporation outside of the State of Oklahoma, except as otherwise required by the laws of the State of Oklahoma.

9. The Board of Directors from time to time shall determine whether and to what extent and at what times and places, and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the shareholders, and no shareholders shall have any right to inspect any account, book or documents of the Corporation except as conferred by statute or as authorized by resolution of the Board of Directors.

10. In the absence of fraud, no contract or other transaction of the Corporation shall be affected or invalidated in any way by the fact that any of the Directors of the Corporation are in any way interested in or connected with any other party to such contract or transaction or are themselves parties to such contract or transaction, provided that such interest shall be fully disclosed or otherwise known to the Board of Directors at the meeting of said Board at which such contract or transaction is authorized or confirmed, and provided further that at the meeting of the Board of Directors authorizing or confirming such contract or transaction there shall be present a quorum of Directors not so interested or connected and such contract or transaction

shall be approved by a majority of such quorum, and no such interested Director shall vote on any such contract or transaction. Any contract, transaction or act of the Corporation or of the Board of Directors or of any committee thereof which shall be ratified by a majority of a quorum of the shareholders of the Corporation having voting power at any annual meeting, or any special meeting called for such purpose, shall be as valid and as binding as though ratified by every shareholder of the Corporation. Any Director of the corporation may vote upon any contract or other transaction between the Corporation and any subsidiary corporation without regard to the fact that he is also a Director of such subsidiary corporation. No contract or agreement between the Corporation and any other corporation or party which owns a majority of the capital stock of the Corporation, or any subsidiary of any such other corporation shall be made or entered into without the affirmative vote of a majority of the whole Board of Directors at a regular meeting of the Board.

11. Notwithstanding anything to the contrary in the foregoing paragraph 10, in the case of contracts, transactions and acts of the Corporation, of the Board of Directors or of committees thereof that require shareholder approval under any provision of this Certificate or of applicable law by a higher proportion of the voting power of the outstanding Voting Shares than a majority of a quorum of the shareholders, ratification by the shareholders of such contracts, transactions and acts shall require the affirmative vote of such higher proportion of such voting power, and any contract, transaction, act or agreement referred to in such paragraph 10 shall be subject to any such applicable provisions of the Certificate or of applicable law.

12. All salaries and compensation paid by the Corporation to its Directors and executive officers shall be fixed from time to time by the Board of Directors at a meeting of the Board to be held as provided by the Bylaws, and any payment of any character to any Director or executive officer of the Corporation or any contract made with such Director or executive officer must be approved by a majority of the whole Board of Directors at a regular meeting of the Board, before such payment is made or contract executed.

13. No Director shall be personally liable to the Corporation or its shareholders for monetary damages for any breach of fiduciary duty by such Director as a Director, except (i) for breach of the Director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 1053 of Title 18 of the OGCA, or (iv) for any transaction from which the Director derived an improper personal benefit. Any repeal or modification of this paragraph 13 shall not adversely affect any right to protection of a Director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

14. The affirmative vote of the holders of at least eighty percent (80%) of the voting power of all outstanding Voting Shares shall be required to amend, repeal, or adopt any provision inconsistent with paragraphs 2, 3, 6, 11 or 13 of this Article SEVENTH or this paragraph 14.

EIGHTH

Whenever compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its shareholders or any class of them, any court of equitable jurisdiction within the State of Oklahoma may, on the application in a summary way of this Corporation or of any creditor or shareholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 1106 of Title 18 of the OGCA, or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 1100 of Title 18 of the OGCA, order a meeting of the creditors or class of creditors, and/or of the shareholders or class of shareholders of this Corporation, as the case may be, to be summoned in such manner as the said Court directs. If holders of liabilities representing three-fourths (3/4) in value of the creditors or class of creditors and/or if holders of shares representing three-fourths (3/4) of the shares held by such shareholders or class of shareholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the Court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the shareholders or class of shareholders, of this Corporation, as the case may be, and also on this Corporation.

NINTH

No holder of stock of the Corporation of any class shall have any preferential, preemptive or other right to subscribe for or to purchase from the Corporation any stock of the Corporation of any class whether or not now authorized, or to purchase any bonds, certificates of indebtedness, debentures, notes, obligations or other securities which the Corporation may at any time issue, whether or not the same shall be convertible into stock of the Corporation of any class or shall entitle the owner or holder to purchase stock of the Corporation of any class.

TENTH

1. Higher Vote for Certain Business Combinations. A Business Combination (as hereinafter defined) with or upon a proposal by a Related Person (as hereinafter defined) shall require, in addition to such approvals as are required by law, the approval of the Business Combination by either (a) a majority vote of all of the Independent Directors or (b) the holders of at least two-thirds (66-2/3%) of the shares otherwise entitled to vote as a single class with the Common Stock to approve such Business Combination (the "Applicable Shares"), excluding any shares owned by such Related Person; provided, however, that the provisions of this Article TENTH shall not apply to any Related Person who becomes a Related Person pursuant to a single transaction in which such Related Person acquires 85% of the Applicable Shares then outstanding in a single transaction; provided, further, that for the purpose of the immediately preceding *proviso*, Applicable Shares owned by (i) persons who are directors and also officers of the Corporation and (ii) employee stock plans, shall be excluded.

2. Certain Definitions. For purposes of this Article TENTH:

(a) A "person" shall mean any individual, firm, corporation or other entity, or a group of "persons" acting or agreeing to act together in the manner set forth in Rule 13d-5 under the Securities Exchange Act of 1934 (the "1934 Act").

(b) The term "Business Combination" shall mean any of the following transactions, when entered into by the Corporation or a subsidiary of the Corporation with, or upon a proposal by, a Related Person:

(1) The merger or consolidation of the Corporation or any subsidiary of the Corporation; or

(2) The sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one or a series of transactions) of any assets of the Corporation or any subsidiary of the Corporation having an aggregate fair market value of Five Million Dollars ($5,000,000) or more; or

(3) The issuance or transfer by the Corporation or any subsidiary of the Corporation (in one or a series of transactions) of securities of the Corporation or that subsidiary having an aggregate fair market value of Five Million Dollars ($5,000,000) or more, provided that issuances of Common Stock pursuant to conversions of Preferred Stock shall not be deemed a "Business Combination"; or

(4) The adoption of a plan or proposal for the liquidation or dissolution of the Corporation; or

(5) The reclassification of securities (including a reverse stock split), recapitalization, consolidation or any other transaction (whether or not involving a Related Person) which has the direct or indirect effect of increasing the voting power, whether or not then exercisable, of a Related Person in any class or series of capital stock of the Corporation or any subsidiary of the Corporation; or

(6) Any agreement, contract or other arrangement providing directly or indirectly for any of the foregoing.

(c) The term "Related Person" shall mean any person (other than the Corporation, a subsidiary of the Corporation or any profit sharing, employee stock ownership or other employee benefit plan of the Corporation or a subsidiary of the Corporation or any trustee of or fiduciary with respect to any such plan acting in such capacity) that is the direct or indirect beneficial owner (as defined in Rule 13d-3 and Rule 13d-5 under the 1934 Act) of more than ten percent (10%) of the outstanding Voting Shares of the Corporation and any Affiliate or Associate of any such person.

(d) The term "Independent Director" shall mean any member of the Board of Directors who is not affiliated with or nominated by a Related Person.

(e) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 under the 1934 Act.

(f) The term "Voting Shares", at any time, shall mean the Common Stock and shares of any other class of capital stock of the Corporation then entitled to vote generally in the election of directors.

(g) A majority of all Independent Directors shall have the power to make all determinations with respect to this Article TENTH, including, without limitation, the transactions that are Business Combinations, the persons who are Related Persons, the time at which a Related Person became a Related Person, and the fair market value of any assets, securities or other property, and any such determinations of such directors shall be conclusive and binding.

3. Applicability of the OGCA. Section 1090.3 of Title 18 of the OGCA shall be applicable to this Corporation.

4. No Effect on Fiduciary Obligations of Related Persons. Nothing contained in this Article TENTH shall be construed to relieve any Related Person from any fiduciary obligation imposed by law.

5. Amendment, Repeal, etc. The affirmative vote of the holders of at least eighty percent (80%) of the voting power of all outstanding Voting Shares of the Corporation, voting together as a single class, shall be required in order to amend, repeal or adopt any provision inconsistent with this Article TENTH.

ELEVENTH

1. Unless otherwise specifically provided in this Certificate (including any Certificate of Designation with respect to any class or series of Preferred Stock), any action required or permitted to be taken by the shareholders of the Corporation must be effected by a vote of the shareholders at a duly called annual meeting or special meeting called for that purpose and may not be effected by any consent in writing of such shareholders.

2. The affirmative vote of the holders of at least eighty percent (80%) of the voting power of all outstanding Voting Shares, voting as a single class, shall be required to amend, repeal, or adopt any provision inconsistent with this Article ELEVENTH.

TWELFTH

1. Election. Section 1145 through 1155 of Title 18 of the OGCA, as the same may be amended, shall not apply to the Corporation as of January 17, 1998.

2. Amendment. The affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all outstanding equity securities of the Corporation, voting as a class, shall be required in order to amend this Article TWELFTH.

Each of the undersigned hereby certify that this Amended and Restated Certificate of Incorporation was duly proposed by the Directors of the Corporation through the adoption of a resolution setting forth this Amended and Restated Certificate of Incorporation, declaring its advisability and directing that it be considered at the next annual meeting of shareholders, in

accordance with the provisions of Sections 1077 and 1080 of the OGCA, and that this Amended and Restated Certificate of Incorporation was subsequently adopted by the shareholders of the Corporation in the manner and by the vote prescribed in Section 1077 of the OGCA.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its Chief Executive Officer and attested by its Secretary, this 15th day of May, 2008.

John W. Gibson

John W. Gibson, Chief Executive Officer

ATTEST:

Eric Grimshaw, Secretary

OFFICE OF THE SECRETARY OF STATE

STATE OF OKLAHOMA

CERTIFICATE OF CORRECTION

WHEREAS, *the Corrected Certificate of*

ONEOK, INC.

has been filed in the office of the Secretary of State as provided by the laws of the State of Oklahoma.

NOW THEREFORE, I, *the undersigned, Secretary of State of the State of Oklahoma, by virtue of the powers vested in me by law, do hereby issue this certificate evidencing such filing.*

IN TESTIMONY WHEREOF, I *hereunto set my hand and cause to be affixed the Great Seal of the State of Oklahoma.*

Filed in the city of Oklahoma City this
6th day of November, 2008.

M. Susan Savage

Secretary of State

FILED - Oklahoma Secretary of State #1900584812 11/06/2008 14:37

CERTIFICATE OF CORRECTION

TO THE SECRETARY OF STATE OF OKLAHOMA:

The undersigned corporation, for the purpose of correcting its amended and restated certificate of incorporation as that instrument was filed in the Office of the Secretary of State of Oklahoma on May 15, 2008, pursuant to Section 1007 of the Oklahoma General Corporation Act (as amended, the "OGCA"), hereby certifies:

1. The name of the corporation as it appears on the records of the Secretary of State of the State of Oklahoma is: "ONEOK, Inc."

2. An Amended and Restated Certificate of Incorporation (the "Certificate") was filed with the Secretary of State of the State of Oklahoma on May 15, 2008, and the Certificate requires correction as permitted by Section 1007(F) of the OGCA.

3. The inaccuracy or defect of the Certificate to be corrected is the inadvertent omission as exhibits thereto of two Certificates of Designation and the inadvertent omission of a reference to such Certificates of Designation in Article Fourth of the Certificate.

4. The Certificate is corrected first by adding the following paragraph after paragraph 1(a) of Article Fourth:

> "(b) Designations. Of the Preferred Stock, 20,000,000 shares have been designated as Convertible Preferred Stock, Series A, 30,000,000 have been designated as Convertible Preferred Stock, Series B and 1,000,000 shares have been designated as Series C Participating Preferred Stock. The Certificate of Designation for the Convertible Preferred Stock, Series A and Convertible Preferred Stock, Series B is attached hereto as Exhibit A, and the Certificate of Designation for the Series C Participating Preferred Stock is attached hereto as Exhibit B, and the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions for each of the Convertible Preferred Stock, Series A, the Convertible Preferred Stock, Series B and the Series C Participating Preferred Stock contained in such Certificates of Designation are incorporated herein by reference."

11/06/2008 02:20 PM
OKLAHOMA SECRETARY OF STATE

SOS

10816290002

5. The Certificate is secondly corrected by attaching the following to the Certificate as Exhibit A:

EXHIBIT A

CERTIFICATE OF THE DESIGNATIONS, POWERS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER RIGHTS, AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS THEREOF, OF

CONVERTIBLE PREFERRED STOCK

OF

WAI, INC.

Pursuant to Section 1032 of the
General Corporation Act of the State of Oklahoma

WAI, INC., an Oklahoma corporation (the "Corporation"), does hereby certify that the Board of Directors of the Corporation duly adopted the following resolution, at a meeting duly convened and held on November 25, 1997, in respect of two series of Preferred Stock, par value $0.01 per share, of the Corporation, pursuant to authority conferred upon the Board by Article Fourth of the Certificate of Incorporation of the Corporation and in accordance with Section 1032 of the General Corporation Act of the State of Oklahoma:

BE IT RESOLVED, that the issuance of two series of Preferred Stock of the Corporation is hereby authorized, and the designation, amount, powers, preferences and relative, participating, optional and other special rights and qualifications, limitations and restrictions thereof, of the shares of such series of Preferred Stock of the Corporation, are hereby fixed as follows:

1. Designation; Class and Amount; Certain Definitions. The two series of Preferred Stock, the issuance of which is hereby authorized, shall comprise twenty million (20,000,000) shares the distinctive serial designation of which shall be "Preferred Stock, Series A", which is sometimes herein referred to as "Convertible Preferred Stock, Series A" and thirty million (30,000,000) shares the distinctive serial designation of which shall be "Preferred Stock, Series B", which is sometimes herein referred to as "'Convertible Preferred Stock, Series B" and, together with the Convertible Preferred Stock, Series A, the "Convertible Preferred Stock". Each share of Convertible Preferred Stock, Series A shall be identical in all respects with all other shares of Convertible Preferred Stock, Series A and each share of Convertible Preferred Stock, Series B shall be identical in all respects with all other shares of Convertible Preferred Stock, Series B. The number of shares of Convertible Preferred Stock which are purchased or otherwise acquired by the Corporation or converted into Common Stock shall be cancelled and shall revert to authorized but unissued shares of Convertible Preferred

Stock undesignated as to series. Certain capitalized terms used herein have the meanings specified therefor in Section 10 below.

2. Dividends; Priority.

(a) (i) Payments of Dividend: Convertible Preferred Stock, Series A. Each Holder of shares of Convertible Preferred Stock, Series A, shall be entitled to receive, when and if declared by the Board of Directors, in respect of each share of Convertible Preferred Stock, Series A, out of the funds of the Corporation legally available therefor, quarterly cash dividend payments for each Dividend Period or portion thereof during which such share of Convertible Preferred Stock, Series A is outstanding. Such dividend payments shall be made: (A) during the First Dividend Stage, in an amount determined by multiplying (x) the dividend amount declared in respect of each share of the Corporation's common stock, par value $0.01 per share (the "Common Stock") for such Dividend Period (such amount payable being adjusted appropriately as set forth in Section 7(d) to reflect any stock split, stock dividend, reverse stock split, reclassification or any transaction with a comparable effect upon the Common Stock), times (y) 1.5; and (B) during the Second Dividend Stage, in an amount determined by multiplying (x) the dividend amount declared in respect of each share of Common Stock of the Corporation for such Dividend Period (such amount payable being adjusted appropriately as set forth in Section 7(d) to reflect any stock split, stock dividend, reverse stock split. reclassification or any transaction with a comparable effect upon the Common Stock), times (y) 1.25, provided, however, that in no event during either the First or the Second Dividend Stage shall the aggregate annual dividend amount payable in respect of each share of Convertible Preferred Stock, Series A be less than $1.80. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on shares of Convertible Preferred Stock, Series A which are not paid.

(ii) Payments of Dividend: Convertible Preferred Stock, Series B. Each Holder of shares of Convertible Preferred Stock, Series B, shall be entitled to receive, when and if declared by the Board of Directors, in respect of each share of Convertible Preferred Stock, Series B, out of the funds of the Corporation legally available therefor, quarterly cash dividend payments for each Dividend Period or portion thereof during which such share of Convertible Preferred Stock, Series B is outstanding. Such dividend payments shall be made in an amount determined by multiplying (x) the dividend amount declared in respect of each share of Common Stock of the Corporation for such Dividend Period (such amount payable being adjusted appropriately as set forth in Section 7(d) to reflect any stock split, stock dividend, reverse stock split, reclassification or any transaction with a comparable effect upon the Common Stock) times (y) 1.25, provided, however, that in no event during the First Dividend Stage, shall the aggregate annual dividend amount payable in respect of each share of Convertible Preferred Stock, Series B be less than $1.50 and provided, further, that in no event during the Second Dividend Stage, shall the aggregate annual dividend amount payable in respect of each share of Convertible Preferred Stock, Series B be less than $1.80. No interest or sum of money in lieu of interest shall be payable in respect of any dividend payment or payments on shares of Convertible Preferred Stock, Series B which are not paid.

(b) Payment and Record Dates. Dividends accrued on the Convertible Preferred Stock in respect of each Dividend Period shall be payable, when and if declared by the Board of

Directors, in arrears prior to or concurrently with each date of payment (each such date, a "Dividend Payment Date") by the Corporation of quarterly cash dividends on the Common Stock in respect of such Dividend Period; provided, however, that if any such day is not a Business Day the applicable Dividend Payment Date shall be the next succeeding day that is a Business Day; and provided, further that if no quarterly cash dividends are paid on the Common Stock in respect of any such Dividend Period, the Dividend Payment Date shall mean such date as may be determined by the Board of Directors within three months following the end of such Dividend Period. Dividends on the Convertible Preferred Stock shall accrue based on the then-current dividend amount on a daily basis from the commencement of each Dividend Period. Dividends will cease to accrue in respect of any shares of Convertible Preferred Stock on the Surrender Date (as defined below) in respect of a mandatory conversion pursuant to Section 7(c) or on the Surrender Date in respect of a voluntary conversion pursuant to Section 7(a). Dividends payable on the Convertible Preferred Stock for any Dividend Period constituting less than a full fiscal quarter shall be computed ratably on the basis of a 360-day year or 12 30-day months. Dividends for any Dividend Period shall not be cumulative to the extent not paid in full on each Dividend Payment Date. Dividends on the Convertible Preferred Stock in respect of any Dividend Period unpaid as of the Dividend Payment Date for such Dividend Period shall permanently remain unpaid. The foregoing notwithstanding, dividends on account of arrears for any past Dividend Periods may be declared and paid at any time, without reference to any regular Dividend Payment Date. Dividends shall be payable to the Holders as they appear on the Stock Books not exceeding 40 days preceding the relevant Dividend Payment Date. Dividends shall be paid in cash, by wire transfer in immediately available funds to the accounts designated by the respective Holders in written notices given to the Corporation at least five Business Days prior to the payment date or by such other means as may be agreed to by the Corporation and the respective Holders, such wire transfer to be effected for good value on or before the Dividend Payment Date.

(c) Dividend Rate; Calculation of Dividend Rate; Notice.

(i) The First Dividend Stage shall commence upon the initial issuance of Convertible Preferred Stock and shall cease upon the fifth anniversary of the Closing Date.

(ii) The Second Dividend Stage shall commence upon the fifth anniversary of the Closing Date and shall continue for so long as any shares of Convertible Preferred Stock shall remain outstanding.

(iii) Notwithstanding anything in this Certificate of Designations to the contrary, the holders of the Convertible Preferred Stock shall participate in all Special Dividends on a share for share basis with the holders of Common Stock, as if shares of the Convertible Preferred Stock were converted into Common Stock immediately prior to the record date with respect to each such Special Dividend, and Special Dividends shall not be taken into account in determining the annual dividend rate of the Convertible Preferred Stock for purposes of Section 2(a) hereof.

(d) The Corporation will cause written notice of each dividend amount on the Convertible Preferred Stock to be given to each Holder within five Business Days after it is determined by the Board of Directors. Notwithstanding the foregoing, if the Corporation shall

not declare quarterly cash dividends on its Common Stock for any Dividend Period, the dividend amount on the Convertible Preferred Stock for purposes of Section 2(a) hereof shall be computed by reference to the dividend amount on the Common Stock for the most recent Dividend Period in respect of which dividends (other than Special Dividends) were paid.

(e) Priority as to Dividends; Restriction on Dividends, Redemption, etc. The Corporation shall not, for so long as the Convertible Preferred Stock shall remain outstanding, directly or indirectly, declare or pay or set apart for payment any dividends (including cumulative dividends) or make (or permit any Subsidiary to make) any other distributions on, or payment on account of the purchase, redemption or other retirement or acquisition for value of the Common Stock, any other capital stock of the Corporation ranking junior to the Convertible Preferred Stock as to dividends or as to distribution of assets upon any liquidation, dissolution or winding up of the affairs of the Corporation or any options, warrants or rights to purchase or acquire Common Stock or any such capital stock or any securities convertible into or exchangeable for shares of Common Stock or any such capital stock, except that such payment of dividends and such other distributions and payments may be made so long as full dividends payable on the Convertible Preferred Stock for the Dividend Period commencing immediately prior to the date of such dividend, distribution or other payment have been or are concurrently paid (or a sum sufficient for the payment thereof set apart for such payment subject to declaration thereof); provided, however, that the foregoing restrictions shall not apply to: (i) any dividend payable solely in shares of any stock of the Corporation ranking, as to dividends and as to distribution of assets upon any liquidation, dissolution or winding-up of the affairs of the Corporation, junior to the Convertible Preferred Stock (or payable solely in options, warrants or rights to purchase or acquire any such stock) or (ii) any distribution pursuant to any employee or director incentive or benefit plan or arrangement (including any employment, severance or consulting agreement) of the Corporation or any Subsidiary heretofore or hereafter adopted; or (iii) any distribution pursuant to a redemption, at the stated redemption price, of any rights granted to Holders of Common Stock pursuant to a stockholder rights plan; or (iv) any dividend approved in writing by the holders of at least 66 2/3 percent of all shares of Convertible Preferred Stock then outstanding. Holders of shares of Convertible Preferred Stock shall be entitled to receive dividends in accordance with the foregoing clause (a) of this Section 2 in preference to and in priority over any dividend upon any securities junior to the Convertible Preferred Stock.

3. Voting Rights.

(a) Holders of shares of Convertible Preferred Stock, voting together as a single class with holders of shares of Common Stock (and with holders of any other class or series of stock which may similarly be entitled to vote with the holders of Common Stock) shall be entitled at any meeting of stockholders called for the purpose of voting on (or acting by written consent without need of any advance notice) Opt-out Amendment (as defined in the Merger Agreement) (ii) any proposed amendment to the Certificate of Incorporation or By-Laws which would reasonably have the effect of modifying in any way the Opt-out Amendment or would reasonably cause the Corporation to become subject to (a) the Control Share Acquisition Statute (as defined in the Merger Agreement) or (b) any other provisions which are substantially similar to the Control Share Acquisition Statute or (iii) any transaction or series of transactions submitted to a vote of the stockholders of the Corporation which, if consummated, would

constitute a Change in Control, to vote with respect to such transaction(s). When voting together with the holders of shares of Common Stock on any such transaction(s), each share of Convertible Preferred Stock shall carry, as of the record date applicable to such vote, a number of votes equal to the number of votes carried in the aggregate by the number of shares of Common Stock issuable upon conversion of one share of Convertible Preferred Stock into Common Stock in accordance with Section 7 below.

(b) Except as provided by this Section 3 and Sections 4 and 8 below, or as otherwise may be required by applicable law, the Holders of Convertible Preferred Stock shall not be entitled, by virtue of their being Holders thereof, to vote in any election of directors to the Board of the Corporation, or with respect to any other matter submitted to the stockholders of the Corporation. Where a vote of the Holders, voting as a separate class, may be required by applicable law or by this Section 3 or Section 4 or 8, each share of Convertible Preferred Stock Series A and each share of Convertible Preferred Stock, Series B, shall carry one vote.

4. Covenants.

So long as any shares of Convertible Preferred Stock are outstanding, the Corporation covenants and agrees with and for the benefit of the Holders of such shares that without the affirmative vote or consent of Holders of 66 2/3 percent of all shares of the Convertible Preferred Stock then outstanding, voting as a separate class in person or by proxy or by written consent delivered to the Secretary of the Corporation, the Corporation shall not amend, alter or repeal any provision of the Certificate of Incorporation of the Corporation, this Certificate of Designations, or any amendment or supplement to any of the foregoing, so as to affect adversely the rights, powers, preferences, qualifications, limitations or restrictions of any Holder of Convertible Preferred Stock.

5. Redemption. Shares of the Convertible Preferred Stock shall not be redeemable, in whole or in part, in any event, at the option of the Corporation.

6. Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the Holders of shares of Convertible Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount per share in cash equal to the amount that would be payable on one share of Common Stock (such amount payable being adjusted appropriately to reflect any stock split, stock dividend, reverse stock split, or any transaction with comparable effect upon the Common Stock and assuming conversion of all shares of Convertible Preferred Stock then outstanding into shares of Common Stock immediately prior to such liquidation, dissolution or winding up), plus all dividends then due on the Convertible Preferred Stock (the "Liquidation Preference"). This entitlement of the Holders of shares of Convertible Preferred Stock shall be satisfied before any similar payment shall be made or any assets distributed to the holders of the Common Stock or any other security junior in rank to the Convertible Preferred Stock as to distribution of assets upon such dissolution, liquidation or winding up. If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to all of the Holders of the outstanding shares of Convertible Preferred Stock, then the Holders of all such shares shall share ratably in such distribution of assets in accordance with the respective liquidation preferences to which they are entitled. For

the purposes of this section, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with one or more other corporations shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary; unless such voluntary sale, conveyance, exchange or transfer shall be in connection with a dissolution or winding up of the business of the Corporation.

7. Conversion. (a) Conversion Right. At any time after the occurrence of a Regulatory Change, each share of Convertible Preferred Stock shall be convertible at the option of the Holder thereof into one fully paid and nonassessable share of Common Stock (as adjusted pursuant to Section 7(d) hereof).

(b) (i) Conversion Procedures. Any Holder of shares of Convertible Preferred Stock desiring to convert such shares into Common Stock shall surrender the certificate(s) evidencing such shares of Convertible Preferred Stock of the Holder at the office of the transfer agent appointed for the purpose of such conversion by the Corporation. Such surrendered certificate(s), if the Corporation shall so require, shall be duty endorsed to the Corporation or in blank, or accompanied by proper instruments of transfer to the Corporation or in blank, and, in the case of any conversion other than a mandatory conversion pursuant to clause (c) of this Section 7 below, shall be accompanied by written notice to the Corporation that the Holder elects so to convert such shares of Convertible Preferred Stock, which notice shall specify the name or names (with address or addresses) in which the Holder wishes the certificate(s) evidencing shares of Common Stock to be issued in exchange for that certificate or those certificates so surrendered.

(ii) The Corporation shall, within five Business Days after such surrender of certificates evidencing shares of Convertible Preferred Stock accompanied by written notice and in compliance with any other conditions contained herein, issue and deliver, or cause to be issued and delivered, to the person(s) for whose account such certificate(s) evidencing shares of Convertible Preferred Stock were so surrendered, or to the nominee(s) of such Person(s), certificates representing the number of full shares of Common Stock to which such Person shall be entitled pursuant to the then-applicable conversion rate. Such conversion shall be deemed to have been made on the date of such surrender of the certificate(s) evidencing shares of Convertible Preferred Stock to be converted (the "Surrender Date") and the Person(s) entitled to receive the Common Stock deliverable upon conversion of such Convertible Preferred Stock shall be treated for all purposes as the record holder(s) of such Common Stock on such date and thereafter. Conversion of Preferred Stock may otherwise be achieved in accordance with such procedures as the Corporation and a majority of the Holders may agree.

(iii) In the event that fewer than all shares of Convertible Preferred Stock represented by a surrendered certificate are to be converted hereunder, a new certificate shall be issued at the Corporation's expense representing the shares of Convertible Preferred Stock not so converted.

(iv) Effective on the day following the Surrender Date, dividends shall cease to accrue on any shares of Convertible Preferred Stock surrendered for conversion, such shares of Convertible Preferred Stock shall no longer be deemed outstanding, all rights of the Holders

thereof as preferred stockholders of the Corporation shall cease (other than the right to receive dividends declared or otherwise payable, to Holders of Convertible Preferred Stock on a record date prior to the Surrender Date) and thereupon the certificate(s) theretofore representing shares of Convertible Preferred Stock shall represent only the right to receive the Common Stock deliverable upon conversion in respect thereof.

(v) If any shares of Convertible Preferred Stock are surrendered for conversion subsequent to the record date preceding a Dividend Payment Date but on or prior to such Dividend Payment Dare (except shares called for redemption on a redemption date between such record date and such Dividend Payment Date), the Holder of such shares at the close of business on such record date shall be entitled to receive the dividend payable on such shares on such Dividend Payment Date notwithstanding the conversion thereof.

(c) Mandatory Conversion. Immediately upon the transfer of Beneficial Ownership of any share of Convertible Preferred Stock to any Person other than the Shareholder or an Affiliate of the Shareholder, such share of Convertible Preferred Stock shall convert into one fully-paid and non-assessable share of Common Stock (as adjusted pursuant to Section 7(d)), in accordance with the procedures provided in clause (b) of this Section 7.

(d) The conversion rate shall be adjusted from time to time as follows:

(i) In case the Corporation shall, at any time or from time to time while any of the shares of Convertible Preferred Stock are outstanding: (A) pay a dividend in shares of its Common Stock, (B) subdivide its outstanding shares of Common Stock into a smaller number of shares, or (C) combine its outstanding shares of Common Stock into a smaller number of shares, the conversion rate in effect immediately prior to such action shall be adjusted so that the Holder of any shares of Convertible Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which such Holder would have owned or have been entitled to receive immediately following such action had such shares of Convertible Preferred Stock been converted immediately prior thereto. An adjustment made pursuant to this Section 7(d)(i) shall become effective retroactively to immediately after the opening of business on the Business Day following the record date in the case of a dividend and shall become effective immediately after the opening of business on the Business Day following the effective date in the case of a subdivision or combination. If, as a result of an adjustment made pursuant to this Section 7(d)(i), the Holder of any shares of Convertible Preferred Stock thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of capital stock of the Corporation, the Board of Directors (whose determination shall be conclusive) shall determine the allocation of the adjusted conversion rate between or among shares of such classes of capital stock.

(ii) In case the Corporation shall, at any time or from time to time while any of the shares of Convertible Preferred Stock are outstanding, issue rights or warrants to all holders of shares of its Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into or exchangeable for Common Stock) at a price per share less than the current Market Price per share of Common Stock, at such record date, the conversion rate shall be adjusted so that it shall equal the rate determined by multiplying the conversion rate in effect immediately prior to the date of issuance of such rights or warrants by a

fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and the denominator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such current market price. For the purposes of this Section 7(d)(ii), the issuance of rights or warrants to subscribe for or purchase securities convertible into Common Stock shall be deemed to be the issuance of rights or warrants to purchase the shares of Common Stock into which such securities are convertible at an aggregate offering price equal to the aggregate offering price of such securities plus the minimum aggregate amount (if any) payable upon conversion of such securities into shares of Common Stock; *provided, however,* that if all of the shares of Common Stock subject to such rights or warrants have not been issued when such rights or warrants expire, then, the conversion rate shall promptly be readjusted to the conversion rate which would then be in effect had the adjustment upon the issuance of such rights or warrants been made on the basis of the actual number of shares of Common Stock issued upon the exercise of such rights or warrants. The foregoing provision shall not apply to issuances of rights pursuant to a stockholder rights plan provided that such rights are issued together with the Common Stock upon conversion of the Convertible Preferred Stock. An adjustment made pursuant to this Section 7(d)(ii) shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such rights or warrants.

(iii) In case the Corporation shall, at any time or from time to time while any of the shares of Convertible Preferred Stock are outstanding, distribute to all holders of shares of its Common Stock evidences of its indebtedness or securities or assets (excluding cash dividends payable out of consolidated earnings or retained earnings or dividends payable in shares of Common Stock) or rights or warrants to subscribe for securities of the Corporation or any of its subsidiaries (excluding those referred to in Section 7(d)(ii)), then in each such case the conversion rate shall be adjusted so that it shall equal the rate determined by multiplying the conversion rate in effect immediately prior to the date of such distribution by a fraction, the numerator of which shall be the current Market Price per share of the Common Stock on the record date referred to below, and the denominator of which shall be such current market price per share of the Common Stock less the then fair market value of the portion of the assets or evidences of indebtedness or securities or assets so distributed or of such subscription rights or warrants applicable to one share of Common Stock. Such adjustment shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such distribution.

(iv) The Corporation shall be entitled at its option to make such additional adjustments in the conversion rate, in addition to those required by subsections 7(d)(i), 7(d)(ii) and 7(d)(iii), as shall be necessary in order that any dividend or distribution in shares of stock, subdivision or combination of shares of Common Stock, issuance of rights or warrants, evidences of indebtedness or assets (other than cash dividends payable out of consolidated earnings or retained earnings) referred to above, shall not be taxable to the Holders of shares of Convertible Preferred Stock.

(v) In any case in which this Section 7(d) shall require that an adjustment be made retroactively immediately following a record date, the Corporation may elect to defer (but only for five (5) Business Days following the filing of the statement referred to in Section 7(d)(vii)) issuing to the holder of any shares of this Series converted after such record date (A) the shares of Common Stock and other capital stock of the Corporation issuable upon such conversion over and above (B) the shares of Common Stock and other capital stock of the Corporation issuable upon such conversion on the basis of the conversion rate prior to adjustment.

(vi) Notwithstanding any other provisions of this Section 7(d), the Corporation shall not be required to make any adjustment of the conversion rate (A) in respect of any Special Dividend in which the holders of Convertible Preferred Stock participate as provided in Section 2(c)(iii) or (B) unless such adjustment would require an increase or decrease of at least 1% in such rate (any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% in such rate).

(vii) Whenever an adjustment in the conversion rate is required, the Corporation shall forthwith place on file with its Transfer Agent a statement signed by its Chief Executive Officer, Chief Financial Officer or a Vice President and by its Secretary, Assistant Secretary, Treasurer or Assistant Treasurer, stating the adjusted conversion rate determined as provided herein. Such statements shall set forth in reasonable detail such facts as shall be necessary to show the reason and the manner of computing such adjustment. Promptly after the adjustment of the conversion rate, the Corporation shall mail a notice thereof to each holder of shares of Convertible Preferred Stock.

(e) <u>Reservation of Shares; Etc</u>. (i) The Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized and unissued stock, such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all shares of the Convertible Preferred Stock from time to time outstanding, solely for the purpose of effecting such conversion. The Corporation shall, from time to time, in accordance with the laws of the State of Oklahoma, increase the authorized number of shares of Common Stock if at any time the number of shares of authorized and unissued Common Stock shall not be sufficient to permit the conversion of all the then-outstanding shares of Convertible Preferred Stock.

(ii) If any shares of Common Stock required to be reserved hereunder for purposes of conversion require registration with or approval of any governmental authority under any Federal or state law before such shares may be issued upon conversion, the Corporation shall, in good faith and as expeditiously as possible, cause such shares to be duly registered or approved as the case may be. If the Common Stock is listed on the New York Stock Exchange or any other national or foreign securities exchange, the Corporation shall, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of Common Stock issuable upon conversion of Convertible Preferred Stock.

(iii) The Corporation will pay any and all taxes that may be payable in respect of the issuance or delivery of shares of Common Stock upon conversion of shares of Convertible Preferred Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Convertible Preferred Stock so converted were registered and no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid.

(f) Reclassifications, Consolidations, Mergers or Sales of Assets. In case of (i) any reclassification or change of outstanding shares of Common Stock (other than a change in par value or from par value to no par value or from no par value to par value, or as a result of a subdivision or combination) or (ii) any consolidation or merger of the Corporation with one or more other corporations (other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any reclassification or change of outstanding shares of Common Stock issuable upon conversion of Convertible Preferred Stock), (iii) any sale or conveyance to another corporation or other entity of all or substantially all of the property of the Corporation, or (iv) any other transaction which would constitute a Change in Control of the Corporation, then the Corporation, or such successor corporation or other entity, as the case may be, shall make appropriate provision so that the holder of each share of Convertible Preferred Stock then outstanding shall have the right to convert such share into the kind and amount of shares of stock or other securities and property receivable upon such consolidation, merger, sale, reclassification, change or conveyance by a holder of the number of shares of Common Stock into which such shares of Convertible Preferred Stock might have been converted immediately prior to such consolidation, merger, sale, reclassification, change or conveyance, subject to adjustment which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 7(d). The provisions of this paragraph shall apply similarly to successive consolidations, mergers, sales or conveyances.

8. Priority. The Convertible Preferred Stock shall be senior in rank, both as to dividends and as to distribution of assets upon any liquidation, dissolution or winding up of the affairs of the Corporation, to the Common Stock, or any class of equity securities of the Corporation which by its terms are junior to the Convertible Preferred Stock, and shall not be junior in rank with respect to any class or series of preferred stock that may be issued by the Corporation, unless the Holders of 66 2/3 percent of the outstanding shares of the Convertible Preferred Stock shall consent to the creation, reclassification or authorization of any class or series of the Corporation's capital stock ranking prior to the Convertible Preferred Stock as to dividends or as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any security convertible into shares of such class or series. Except as otherwise provided in this Certificate of Designations, the Convertible Preferred Stock, Series A shall be deemed to rank on a parity with the Convertible Preferred Stock, Series B.

9. Notices. The Corporation shall provide notice to each Holder of any action taken or proposed to be taken or any determination made by the Corporation and/or the Shareholder under the terms of this Certificate of Designations. Notice of any such action or determination by the Corporation and/or the Shareholder and all other notices and other

communications provided for in this Certificate of Designations shall be delivered by facsimile and by reputable overnight courier:

(a) If to the Corporation, to:

WAI, Inc.
100 West Fifth Street
Tulsa, Oklahoma 74103
Facsimile: (918) 588-7960
Attn: President

with a copy to:

Gable Gotwals Mock Schwabe Kihle Gaberino
100 West Fifth Street. Suite 1000
Tulsa, Oklahoma 74103
Facsimile: (918) 583-7873
Attn: Donald H. Kihle, Esq.

and

Fried, Frank, Harris, Shriver & Jacobson
One New York Plaza
New York, New York 10004
Facsimile: (212) 859-4000
Attn: F. William Reindel, Esq.

or such other address as the Corporation shall have furnished to the Holders in writing,

(b) if to a Holder and/or the Shareholder, to the address and facsimile number of such Holder listed on the Stock Books of the Corporation.

10. Definitions. Certain capitalized terms are used herein as defined below:

"Affiliate" shall mean, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with such Person. For the purposes of this definition, "control," when used with respect to any particular Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

"Beneficial Owner" (and, with correlative meanings, "Beneficially Own" and, "Beneficial Ownership") of any interest means a Person who, together with his, her or its Affiliates, is or may be deemed a beneficial owner of such interest for purposes of Rule 13d-3 or 13d-5 under the Exchange Act of 1934, or who, together with his, her, or its Affiliates, has the right to become such a beneficial owner of such interest (whether such right is exercisable immediately or only

after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise, conversion or exchange of any warrant, right or other instrument, or otherwise.

"Board" shall mean the Board of Directors of the Corporation in office at the applicable time, as elected in accordance with the By-Laws of the Corporation and with the Stockholder Agreement.

"Business Day" means any day other than a Saturday, a Sunday, a day on which the New York Stock Exchange is closed or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

"By-Laws" shall mean the By-Laws of the Corporation, in the form specified in the Merger Agreement, as they may be amended from time to time.

"Certificate of Designations" means this Certificate of Designations, Powers, Preferences and Relative, Participating, Optional or other Rights, and the Qualifications, Limitations or Restrictions Thereof, creating the Convertible Preferred Stock, Series A and Convertible Preferred Stock, Series B.

"Certificate of Incorporation" shall mean the Certificate of Incorporation of the Corporation, in the form specified in the Merger Agreement, as it may be amended from time to time.

"Change in Control" shall mean the occurrence of any one of the following events:

(1) any Person (other than WRI and/or its Affiliates) becoming the Beneficial Owner, directly or indirectly, of Voting Securities, pursuant to the consummation of a merger, consolidation, sale of all or substantially all of the Corporation's assets, share exchange or similar form of corporate transaction involving the Corporation or any of its subsidiaries that requires the approval of the Corporation's shareholders, whether for such transaction or the issuance of securities in such transaction, so as to cause such Person's Voting Ownership Percentage to exceed the Control Percentage (as defined below); provided, however, that the event described in this paragraph (1) shall not be deemed to be a Change in Control if it occurs as the result of any of the following acquisitions: (A) by any employee benefit plan sponsored or maintained by the Corporation or any Affiliate, or (B) by any underwriter temporarily holding securities pursuant to an offering of such securities;

(2) the consummation of a merger, consolidation, sale of all or substantially all of the Corporation's assets, share exchange or similar form of corporate transaction involving the Corporation or any of its subsidiaries that requires the approval of the Corporation's shareholders, whether for such transaction or the issuance of securities in such transaction, unless immediately following such transaction more than 50 percent of the total voting power of (x) the corporation resulting from such transaction, or (y) if applicable, the ultimate parent corporation that directly or indirectly has Beneficial Ownership of 100 percent of the voting securities eligible to elect directors of such resulting corporation, is represented by Voting

Securities that were outstanding immediately prior to such transaction (or, if applicable, shares into which such Voting Securities were converted pursuant to such transaction), and s uch voting power among the holders of such Voting Securities that were outstanding immediately prior to such transaction is in substantially the same proportion as the voting power of such Voting Securities among the holders thereof immediately prior to such transaction; or

(3) the consummation of a plan of complete liquidation or dissolution of the Corporation.

"Closing Date" means the date of consummation of the merger of ONEOK with and into the Corporation as provided in the Merger Agreement.

"Code" means the Internal Revenue Code of 1986, as amended.

"Common Stock" has the meaning specified in Section 2(a)(i) above.

"Control Percentage" shall mean a Voting Ownership Percentage of 15 percent, during the period prior to a Regulatory Change, and a Voting Ownership Percentage of 35 percent thereafter.

"Convertible Preferred Stock" has the meaning specified in Section 1 above.

"Dividend Period" means the applicable period from (and including) the Closing Date to the end of the first fiscal quarter after the Closing Date, and each fiscal quarter thereafter.

"Dividend Rate" has the meaning specified in Section 2(c) above.

"First Dividend Stage" has the meaning specified in Section 2(c)(iii) above.

"Holder" means a holder of record of a share or shares of Convertible Preferred Stock.

"Liquidation Preference" has the meaning specified in Section 6 above.

The "Market Price" for the Common Stock shall mean the average of the closing prices for such Common Stock for the twenty (20) Trading Days immediately prior to the date on which the Market Price is being determined; provided, however, that in the event that the current per share market price of the Common Stock is determined during a period following the announcement by the Corporation of (a) a dividend or distribution on the Common Stock payable in shares of Common Stock or securities convertible into Common Stock, or (b) any subdivision, combination or reclassification of the Common Stock and prior to the expiration of 20 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to take into account ex-dividend trading or the effects of such subdivision, combination or reclassification. The closing price for each Trading Day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system of the New York Stock Exchange or, if the

Common Stock is no longer listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to the principal national securities exchange on which the Common Stock is then listed or admitted to trading or if the Common Stock is no longer listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other system then in use, or, if on any such date the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such security selected by a majority of the Board or, if on any such date no market maker is making a market in such security, the fair value as determined in good faith by a majority of the Board based upon the opinion of an independent investment banking firm of recognized standing.

"Merger Agreement" means the Agreement, dated as of December 12, 1996, between ONEOK and WRI, as amended and/or restated from time to time.

"ONEOK" means Oneok, Inc., a Delaware corporation.

"Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity.

A "Regulatory Change" will be deemed to have occurred upon the receipt by the Shareholder of an opinion of the Shareholder's counsel (which counsel must be reasonably acceptable to the Corporation) to the effect that either (1) the Public Utility Holding Company Act of 1935 (the "1935 Act") has been repealed, modified, amended or otherwise changed or (2) the Shareholder has received an exemption, or, in the unqualified opinion of such counsel, is entitled without any regulatory approval to claim an exemption, or has received an approval or no-action letter from the Securities and Exchange Commission or its staff under the 1935 Act or has registered under the 1935 Act, or any combination of the foregoing, and as a consequence of (1) and/or (2) the Shareholder may fully and legally exercise the rights set forth in the Shareholder Agreement which take effect in the period after a Regulatory Change has occurred.

"Second Dividend Stage" has the meaning specified in Section 2(c)(ii) above.

"Shareholder" means WRI.

"Shareholder Agreement" means the Shareholder Agreement, dated as of November 26, 1997 between WAI and WRI.

"Special Dividend" means a dividend declared or paid on the Common Stock in respect of a recapitalization, spin-off, reorganization or other extraordinary transaction of the Corporation.

"Stock Books" means the stock transfer books of the Corporation relating to its Common Stock and Preferred Stock.

"Surrender Date" has the meaning specified in Section 7 above.

"Total Voting Power" shall mean, calculated at a particular point in time, the aggregate Votes represented by all then outstanding Voting Securities.

"Trading Day" shall mean a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business.

"Votes" shall mean votes entitled to be cast generally in the election of any member of the Board, as elected in accordance with the provisions of the By-Laws, not including the votes that would be able to be cast by holders of shares of Convertible Preferred Stock upon the conversion of such shares to shares of Common Stock, unless such conversion shall occur or be deemed to occur.

"Voting Ownership Percentage" shall mean, calculated at a particular point in time, the Voting Power represented by the Voting Securities Beneficially Owned by the Person whose Voting Ownership Percentage is being determined.

"Voting Power" shall mean, calculated at a particular point in time, the ratio, expressed as a percentage, of (a) the Votes represented by the Voting Securities with respect to which the Voting Power is being determined to (b) Total Voting Power.

"Voting Securities" shall mean the Common Stock and shares of any other class of capital stock of the Corporation then entitled to vote generally in the election of any member of the Board, as elected in accordance with the provisions of the By-Laws and shall not include the Convertible Preferred Stock (or other securities convertible into Voting Securities) prior to its conversion into Common Stock (or other Voting Securities).

"WRI" means Western Resources, Inc., a Kansas corporation.

IN WITNESS WHEREOF, WAI, INC. has caused this Certificate to be made under the seal of the Corporation and signed and attested by the undersigned officers of the Corporation this 26th day of November, 1997.

WAI, INC.

By: /s/ John K. Rosenberg
Name: John K. Rosenberg
Title: President

(Corporate Seal)

Attest:

By: /s/ Richard D. Terrill
Name: Richard D. Terrill
Title: Secretary

{764566;5}

6. The Certificate is thirdly corrected by attaching the following to the Certificate as Exhibit B:

EXHIBIT B

CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS OF SERIES C PARTICIPATING PREFERRED STOCK OF ONEOK, INC.

(PURSUANT TO SECTION 1032 OF THE GENERAL CORPORATION ACT OF THE STATE OF OKLAHOMA)

We, Larry W. Brummett, Chairman, President, and Chief Executive Officer and Deborah B. Barnes, Secretary of ONEOK, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Act of the State of Oklahoma, in accordance with the provisions of Section 1007 thereof, DO HEREBY CERTIFY as follows:

That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the said Corporation, said Board of Directors on November 26, 1997, voted to create a series of one million shares of Preferred Stock designated as Series C Participating Preferred Stock:

RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation in accordance with the provisions of the Corporation's Certificate of Incorporation and Section 1032(g) of the General Corporation Law of the State of Oklahoma, the Board of Directors hereby creates a series of Preferred Stock of the Company and hereby states the designation and number of shares, and fixes the relative rights, preferences and limitations thereof (in addition to the provisions set forth in the Corporation's Certificate of Incorporation which are applicable to the Preferred Stock of all classes and series) as follows:

Section 1. *Designation and Amount.* There shall be a series of Preferred Stock, par value $0.01 per share, of the Corporation which shall be designated as "Series C Participating Preferred Stock," par value $0.01 per share, and the number of shares constituting such series shall be one million. Such number of shares may be increased or decreased by resolution of the Board of Directors or by resolution of the Executive Committee of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series C Participating Preferred Stock to a number less than that of the shares then outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

Section 2. *Dividends and Distributions.*

(A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock and Preferred Stock ranking prior and superior to the Series C Participating Preferred Stock with respect to dividends, the holders of shares of Series C Participating Preferred Stock in preference to the holders of shares of Common Stock, par value $0.01 per share (the "Common Stock"), of the Corporation and any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the

purpose, quarterly dividends payable in cash on the last day of each fiscal quarter of the Corporation in each year or such other dates as the Board of Directors of the Corporation shall approve (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series C Participating Preferred Stock in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series C Participating Preferred Stock. In the event the Corporation shall at any time after November 26, 1997 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide (by a stock split or otherwise) the outstanding Common Stock, or (iii) combine (by a reverse stock split or otherwise) the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series C Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) The Corporation shall declare a dividend or distribution on the Series C Participating Preferred Stock as provided in paragraph (A) above at the time it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided, that in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series C Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(C) So long as any shares of the Series C Participating Preferred Stock are outstanding, no dividends or other distributions shall be declared, paid or distributed, or set aside for payment or distribution, on the Common Stock unless, in each case, the dividend required by this Section 2 to be declared on the Series C Participating Preferred Stock shall have been declared.

(D) The holders of the shares of the Series C Participating Preferred Stock shall not be entitled to receive any dividends or other distributions except as provided herein.

(E) Dividends shall begin to accrue and be cumulative on outstanding shares of Series C Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series C Participating Preferred Stock unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series C Participating Preferred Stock entitled to receive a

quarterly dividend and before such Quarterly Dividend Payment Date in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series C Participating Preferred Stock in an amount less than the total of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series C Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than sixty (60) days prior to the date fixed for the payment thereof.

Section 3. *Voting Rights*. The holders of shares of Series C Participating Preferred Stock shall have the following voting rights:

(A) Subject to the provision for adjustment hereinafter set forth, each share of Series C Participating Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide (by a stock split or otherwise) the outstanding Common Stock, or (iii) combine (by a reverse stock split or otherwise) the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series C Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) Except as otherwise provided herein or by law, the holders of shares of Series C Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(C) (i) If at any time dividends on any Series C Participating Preferred Stock shall be in arrears in an amount equal to at least six (6) full quarterly dividends (whether or not declared and whether or not consecutive) thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series C Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series C Participating Preferred Stock) with dividends in arrears in an amount equal to at least six (6) full quarterly dividends (whether or not declared and whether or not consecutive) thereon, voting as a class, irrespective of series, shall have the right to elect two (2) Directors.

(ii) During any default period, such voting right of the holders of Series C Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (C)(iii) of this Section 3 or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders; provided, that neither such voting right nor the right of the holders of any other series of Preferred Stock or Preferred Stock, if any, to increase, in certain

cases, the authorized number of Directors shall be exercised unless the holders of one-third (1/3) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) Directors or, if such right is exercised at an annual meeting, to elect two (2) Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series C Participating Preferred Stock.

(iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the Chairman of the Board or the President of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this subparagraph (C)(iii) of Section 3 shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than ten (10) days and not later than sixty (60) days after such order or request, or in default of the calling of such meeting within sixty (60) days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this subparagraph (C)(iii) of Section 3, no such special meeting shall be called during the period within sixty (60) days immediately preceding the date fixed for the next annual meeting of the stockholders.

(iv) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two (2) Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in subparagraph (C)(ii) of this Section 3) be filled by a vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall become vacant. References in this paragraph (C) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

(v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the Corporation's Certificate of Incorporation or By-laws irrespective of any increase made pursuant to the provisions of subparagraph (C)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the Corporation's Certificate of Incorporation or By-Laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

(D) Except as set forth herein, holders of Series C Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4. *Certain Restrictions.*

(A) Whenever quarterly dividends or other dividends or distributions payable on the Series C Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series C Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i) Declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Participating Preferred Stock;

(ii) Declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Participating Preferred Stock except dividends paid ratably on the Series C Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) Redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Participating Preferred Stock; provided, however, that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series C Participating Preferred Stock; or

(iv) Purchase or otherwise acquire for consideration any shares of Series C Participating Preferred Stock or any shares of stock ranking on a parity with the Series C Participating Preferred Stock except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and

other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5. *Reacquired Shares.* Any shares of Series C Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

Section 6. *Liquidation, Dissolution or Winding Up.*

(A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Participating Preferred Stock unless, prior thereto, the holders of shares of Series C Participating Preferred Stock shall have received per share, the amount of $1.00, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series C Liquidation Preference"). Following the payment of the full amount of the Series C Liquidation Preference, no additional distributions shall be made to the holders of shares of Series C Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series C Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in paragraph (C) of this Section 6 below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series C Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series C Participating Preferred Stock and Common Stock, respectively, holders of Series C Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

(B) In the event there are not sufficient assets available to permit payment in full of the Series C Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series C Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

(C) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7. *Consolidation, Merger, etc.* If the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such event the shares of Series C Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to the Adjustment Number times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

Section 8. *No Redemption.* The shares of Series C Participating Preferred Stock shall not be redeemable.

Section 9. *Ranking.* The Series C Participating Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

Section 10. *Fractional Shares.* The Series C Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series C Participating Preferred Stock.

Section 11. *Amendment.* The Certificate of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series C Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series C Participating Preferred Stock, voting separately as a class.

Section 12. *Effective Date.* This Certificate of Designation, Preferences and Rights of Series C Participating Preferred Stock of ONEOK, Inc. shall be effective at 5:00 P.M., Eastern Standard Time, on _______________, 1997.

IN WITNESS WHEREOF, I have executed and subscribed this Certificate and do affirm the foregoing as true under penalties of perjury this day of 26th day of November, 1997.

ONEOK, INC.

By: /s/ Larry W. Brummett
Name: Larry W. Brummett
Title: Chairman of the Board and Chief Executive Officer

Attest:

By: /s/ Nancy Robertson
Name: Nancy Robertson
Title: Secretary

IN WITNESS WHEREOF, ONEOK, Inc. has caused this Certificate of Correction to be executed in its name by a Vice President and attested by its Assistant Secretary, this 5th day of November, 2008.

By: ______________________
Name: Eric Grimshaw
Title: Vice President, Associate General Counsel and Corporate Secretary

By: ______________________
Name: John R. Barker
Title: Senior Vice President, General Counsel and Assistant Secretary

{764566;5}

OFFICE OF THE SECRETARY OF STATE

STATE OF OKLAHOMA

AMENDED
CERTIFICATE OF INCORPORATION

WHEREAS, the Amended Certificate of Incorporation of

ONEOK, INC.

has been filed in the office of the Secretary of State as provided by the laws of the State of Oklahoma.

NOW THEREFORE, I, *the undersigned, Secretary of State of the State of Oklahoma, by virtue of the powers vested in me by law, do hereby issue this certificate evidencing such filing.*

IN TESTIMONY WHEREOF, I *hereunto set my hand and cause to be affixed the Great Seal of the State of Oklahoma.*

Filed in the city of Oklahoma City this 23rd day of May, 2012.

V. Glenn Coffee

Secretary of State

FILED - Oklahoma Secretary of State #1900584812 05/23/2012

05/23/2012 02:06 PM
OKLAHOMA SECRETARY OF STATE
SOS
19244230002

TO: OKLAHOMA SECRETARY OF STATE
2300 N. Lincoln Blvd., Room 101, State Capitol Building
Oklahoma City, Oklahoma 73105-4897
(405) 521-3912

AMENDED
CERTIFICATE OF INCORPORATION
OF
ONEOK, INC.

The undersigned Oklahoma corporation, for the purpose of amending its amended and restated certificate of incorporation as provided by Section 1077 of the Oklahoma General Corporation Act, hereby certifies that:

1. The name of the corporation is ONEOK, Inc. (the "Corporation").

2. The name of the registered agent and the street address of the registered office in the State of Oklahoma is: National Registered Agents, Inc., 115 S.W. 89th Street, Oklahoma City, Oklahoma, Oklahoma County 73139-8505.

3. The duration of the Corporation is perpetual.

4. The aggregate number of authorized shares of the Corporation prior to the amendment described below is 400,000,000 shares, of which 100,000,000 shares, par value $0.01 per share, are designated Preferred Stock and 300,000,000 shares, par value $0.01 per share, are designated Common Stock.

5. The Corporation's amended and restated certificate of incorporation, as amended to date, shall be amended by deleting the initial paragraph of Article FOURTH thereof and replacing such paragraph with the following:

   "The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 700,000,000 shares divided into two classes, of which 100,000,000 shares, par value $0.01 per share, shall be designated Preferred Stock and 600,000,000 shares, par value $0.01 per share, shall be designated Common Stock."

6. At a meeting of the Corporation's Board of Directors duly called and held on February 15, 2012, a resolution was duly adopted setting forth the foregoing proposed amendment to the amended and restated certificate of incorporation of the Corporation, declaring said amendment to be advisable and directing that the proposed amendment be considered at the next annual meeting of the Corporation's shareholders.

7. Pursuant to said resolution of the Corporation's Board of Directors, at the annual meeting of shareholders of the Corporation duly called and held on May 23, 2012, the necessary number of shares as required by Section 1077 of the Oklahoma General Corporation Act were voted in favor of the proposed amendment, and the amendment was duly adopted in accordance with the provisions of Section 1077 of the Oklahoma General Corporation Act.

RECEIVED
MAY 23 2012
OKLAHOMA SECRETARY OF STATE

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its Chairman of the Board and Chief Executive Officer and attested by its Secretary, this 23rd day of May, 2012.

ONEOK, INC.

ATTEST:

By: /s/ John W. Gibson
Name: John W. Gibson
Title: Chairman of the Board and Chief Executive Officer

ONEOK LEGAL APPROVED

By: /s/ Eric Grimshaw
Name: Eric Grimshaw
Title: Vice President, Associate General Counsel and Secretary

OFFICE OF THE SECRETARY OF STATE

STATE OF OKLAHOMA

CERTIFICATE OF DESIGNATION

WHEREAS, *the Certificate of Designation of*

ONEOK, INC.

has been filed in the office of the Secretary of State as provided by the laws of the State of Oklahoma.

NOW THEREFORE, I, *the undersigned, Secretary of State of the State of Oklahoma, by virtue of the powers vested in me by law, do hereby issue this certificate evidencing such filing.*

IN TESTIMONY WHEREOF, I *hereunto set my hand and cause to be affixed the Great Seal of the State of Oklahoma.*

GREAT SEAL OF THE STATE OF OKLAHOMA 1907

Filed in the city of Oklahoma City this 20th day of April, 2017.

Secretary of State

FILED - Oklahoma Secretary of State #1900584812 04/20/2017

:RTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS OF SERIES E NON-VOTING PERPETUAL PREFERRED STOCK OF ONEOK, INC.

SECTION 1032 OF THE OKLAHOMA GENERAL CORPORATION ACT)

The undersigned officers of ONEOK, Inc. (the "Corporation"), a corporation organized and existing under the Oklahoma General Corporation Act, in accordance with the provisions of Section 1007 thereof, DO HEREBY CERTIFY as follows:

WHEREAS, pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation, the Board of Directors of the Corporation on April 20, 2017, voted to create a series of twenty thousand (20,000) shares of Preferred Stock (as such term is used in the Corporation's Certificate of Incorporation) designated as Series E Non-Voting Perpetual Preferred Stock; therefore

RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation in accordance with the provisions of the Corporation's Certificate of Incorporation and Section 1032G of the Oklahoma General Corporation Act, the Board of Directors hereby creates a series of Preferred Stock of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences and limitations thereof (in addition to the provisions set forth in the Corporation's Certificate of Incorporation which are applicable to the Preferred Stock of all classes and series) as follows:

Section 1. Designation and Amount. The shares of such series shall be designated as "Series E Non-Voting Perpetual Preferred Stock," par value $0.01 per share (the "Series E Preferred Stock"), and the number of shares constituting such series shall be twenty thousand (20,000). Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series E Preferred Stock to a number less than that of the shares then outstanding plus the number of shares reserved for issuance upon the exercise of any outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series E Preferred Stock.

Section 2. Ranking. The Series E Preferred Stock will, with respect to dividend rights and rights on liquidation, winding-up and dissolution, rank: (i) on a parity with each class or series of equity securities of the Corporation the terms of which expressly provide that such class or series will rank on parity with the Series E Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation (collectively referred to as "Parity Securities"), (ii) senior to the Common Stock and each other class or series of capital stock outstanding or established after the Effective Date by the Corporation the terms of which do not expressly provide that it ranks senior to or on parity with to the Series E Preferred Stock as to dividend rights and/or as to rights on liquidation, winding-up and dissolution of the Corporation (collectively referred to as "Junior Securities"), and (iii) junior to each other class or series of capital stock outstanding or established after the Effective Date by the Corporation the terms of which expressly provide that it ranks senior to the Series E Preferred Stock as to dividend rights and/or as to rights on liquidation, winding-up and dissolution of the Corporation (collectively referred to as "Senior Securities").

Section 3. ***Definitions.*** The following terms are used in this Certificate of Designation as defined below:

(A) "Acquiror Common Stock" has the meaning set forth in Section 9.

(B) "Additional Reserved Shares" has the meaning set forth in Section 11(C)(iii).

(C) "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, "control" (including, with its correlative meanings, "controlled by" and "under common control with") means the possession, directly

or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

(D) "Board of Directors" means the board of directors of the Corporation.

(E) "Business Day" means any day other than a Saturday, Sunday or any other day on which banks in the State of Oklahoma are generally required or authorized by law to be closed.

(F) "Certificate of Designation" means this Certificate of Designation, Preferences and Rights of Series E Preferred Stock.

(G) "Certificate of Incorporation" means the Amended and Restated Certificate of Incorporation of the Corporation, as may be amended from time to time.

(H) "Commission" means the Securities and Exchange Commission.

(I) "Common Stock" means the Corporation's common stock, par value $0.01 per share.

(J) "Common Stock Equivalents" has the meaning set forth in Section 11(C)(ii).

(K) "Conversion Date" has the meaning set forth in Section 11(B).

(L) "Conversion Ratio" has the meaning set forth in Section 11(A).

(M) "Conversion Shares" means, collectively, the shares of Common Stock issuable upon conversion of the shares of Series E Preferred Stock in accordance with the terms hereof.

(N) "Corporation" means ONEOK, Inc.

(O) "Deficiency Notice" has the meaning set forth in Section 11(C)(ii).

(P) "Dividend Period" has the meaning set forth in Section 4(A).

(Q) "DTC" has the meaning set forth in Section 11(B).

(R) "DWAC Delivery" has the meaning set forth in Section 11(B).

(S) "Effective Date" has the meaning set forth in Section 17.

(T) "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

(U) "Foundation" means ONEOK Foundation, Inc., an Oklahoma not-for-profit corporation.

(V) "Holder" means the Person in whose name the shares of Series E Preferred Stock are registered, which may be treated by the Corporation as the absolute owner of the shares of Series E Preferred Stock for the purpose of making payment and settling conversions and for all other purposes.

(W) "Junior Securities" has the meaning set forth in Section 2.

(X) "Liquidation Preference" means $1,000.00 per share.

(Y) "Notice of Conversion" has the meaning set forth in Section 11(B).

(Z) "Original Issue Date" means the date on which shares of Series E Preferred Stock are first issued.

(AA) "Parity Securities" has the meaning set forth in Section 2.

(BB) "Person" or "person" shall mean any individual, firm, partnership, limited liability company, corporation, trust, joint venture, unincorporated organization, or other entity, including any successor (by merger or otherwise) of such entity.

(CC) "Quarterly Dividend Payment Date" has the meaning set forth in Section 4.

(DD) "Record Date" has the meaning set forth in Section 4(C).

(EE) "Redemption Date" shall mean, in the case of any redemption of any shares of Series E Preferred Stock, the date fixed for redemption of such shares.

(FF) "Reorganization" has the meaning set forth in Section 9.

(GG) "Reserved Shares" has the meaning set forth in Section 11(C)(ii).

(HH) "Securities Act" means the Securities Act of 1933, as amended, and the regulations promulgated thereunder.

(II) "Senior Securities" has the meaning set forth in Section 2.

(JJ) "Series E Preferred Stock" has the meaning set forth in Section 1.

(KK) "Share Delivery Date" has the meaning set forth in Section 11(C)(i).

(LL) "Share Dilution Amount" has the meaning set forth in Section 4(E).

(MM) "Subsidiary" means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, or (c) any other Person (other than a corporation or a partnership) in which such Person, directly or by one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, (i) has the power to elect or direct the election of a majority of the directors or other governing body of such Person or (ii) is a managing member or sole or controlling member.

(NN) "Surviving Entity" has the meaning set forth in Section 9.

(OO) "Trading Day" means a day during which trading in securities generally occurs on the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, "Trading Day" shall mean a Business Day.

(PP) "Transfer" means any direct or indirect, sale, exchange, transfer, encumbrance, redemption, gift, pledge, hypothecation, assignment, usufruct or other disposition (whether directly or indirectly, whether with or

without consideration and whether voluntarily or involuntarily or by operation of law) of any shares of Series E Preferred Stock or any interest (legal or beneficial) therein.

(QQ) "Ultimate Parent" has the meaning set forth in Section 9.

(RR) "VWAP" per share of Common Stock on any Trading Day means the per share volume-weighted averag price as reported by Bloomberg Financial L.P. (or its equivalent successor if not available) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day; or, if such price is no available, "VWAP" means the market value per share of Common Stock on such Trading Day as determined by a nationally recognized independent investment banking firm retained by the Corporation for this purpose. The "average VWAP" means the average of the VWAP for each Trading Day in the relevant period.

(SS) "Withdrawal Notice" has the meaning set forth in Section 11(C)(ii).

Section 4. Dividends and Distributions.

(A) Subject to the prior and superior rights of the holders of any Senior Securities with respect to dividends, Holders of shares of Series E Preferred Stock shall be entitled to receive on each share of Series E Preferred Stock, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the 45th day following the end of each fiscal quarter of the Corporation in each year or such other dates as the Board of Directors of the Corporation shall approve (each such date being referred to herein as a "Quarterly Dividend Payment Date"), at a rate of 5.5% per annum on (i) the Liquidation Preference per share of Series E Preferred Stock and (ii) the amount of accrued and unpaid dividends for any prior Dividend Period on such share of Series E Preferred Stock, if any. Such dividends shall begin to accrue and be cumulative from the Original Issue Date, shall compound on each subsequent Quarterly Dividend Payment Date (*i.e.*, no dividends shall accrue on other dividends unless and until the first Quarterly Dividend Payment Date for such other dividends has passed without such other dividends having been paid on such date) and shall be payable quarterly in arrears on each Quarterly Dividend Payment Date, commencing with the first such Quarterly Dividend Payment Date to occur at least 20 calendar days after the Original Issue Date. In the event that any Quarterly Dividend Payment Date would otherwise fall on a day that is not a Business Day, the dividend payment due on that date will be postponed to the next day that is a Business Day and no additional dividends will accrue as a result of that postponement. The period from and including any Quarterly Dividend Payment Date to, but excluding, the next Quarterly Dividend Payment Date is a "Dividend Period", provided that the initial Quarterly Dividend Period shall be the period from and including the Original Issue Date to, but excluding, the next Quarterly Dividend Payment Date.

(B) Dividends that are payable on Series E Preferred Stock in respect of any Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of dividends payable on Series E Preferred Stock on any date prior to the end of a Dividend Period, and for the initial Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months, and actual days elapsed over a 30-day month.

(C) Each dividend will be payable to Holders of record as they appear in the records of the Corporation at th close of business on the same record date (each, a "Record Date"), which shall be the same day as the record date for the payment of the corresponding dividends, if any, to the holders of shares of Common Stock or such other record date fixed by the Board of Directors or any duly authorized committee of the Board of Directors that is not more than 60 nor less than 10 days prior to such Quarterly Dividend Payment Date. Any such day that is a Record Date shall be a Record Date whether or not such day is a Business Day.

(D) If a Conversion Date with respect to any share of Series E Preferred Stock is prior to the Record Date for the payment of any dividend on the Common Stock, the Holder of such share of Series E Preferred Stock will not have the right to receive any corresponding dividends on the Series E Preferred Stock. If the Conversion Date with respect to any share of Series E Preferred Stock is after the Record Date for any declared dividend and prior to the payment date for that dividend, the Holder thereof shall receive that dividend on the relevant payment date if such Holder was the Holder of record on the Record Date for that dividend.

(E) So long as any shares of the Series E Preferred Stock are outstanding, no dividends or other distributions shall be declared, paid or distributed, or set aside for payment or distribution, on the Common Stock or any other Junior Securities (other than dividends payable solely in shares of, or options, warrants or rights to subscribe for or purchase, Junior Securities) or Parity Securities, subject to the immediately following paragraph in the case of Parity Securities, and no Common Stock, Junior Securities or Parity Securities shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Corporation or any of its Subsidiaries unless all accrued and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period (including, if applicable as provided in Section 4(A) above, dividends on such amount), on all outstanding shares of Series E Preferred Stock have been or are contemporaneously declared and paid in full (or have been declared and a sum sufficient for the payment thereof has been set aside for the benefit of the Holders of shares of Series E Preferred Stock on the applicable record date). The foregoing limitation shall not apply to (i) redemptions, purchases or other acquisitions of shares of Common Stock or other Junior Securities in connection with the administration of any employee benefit plan in the ordinary course of business (including purchases to offset the Share Dilution Amount (as defined below) pursuant to a publicly announced repurchase plan) and consistent with past practice, *provided* that any purchases to offset the Share Dilution Amount shall in no event exceed the Share Dilution Amount; (ii) any dividends or distributions of rights or Junior Securities in connection with a stockholders' rights plan or any redemption or repurchase of rights pursuant to any stockholders' rights plan; (iii) the acquisition by the Corporation or any of its subsidiaries of record ownership in Junior Securities or Parity Securities for the beneficial ownership of any other persons (other than the Corporation or any of its Subsidiaries), including as trustees or custodians; (iv) the exchange or conversion of Junior Securities for or into other Junior Securities or of Parity Securities for or into other Parity Securities (with the same or lesser aggregate liquidation amount) or Junior Securities or (v) the purchase or other acquisition for consideration of any shares of Series E Preferred Stock or any Parity Securities in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes. "Share Dilution Amount" means the increase in the number of diluted shares outstanding (determined in accordance with generally accepted accounting principles in the United States, and as measured from the date of the Corporation's consolidated financial statements most recently filed with the Commission prior to the Original Issue Date) resulting from the grant, vesting or exercise of equity-based compensation to employees and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside for the benefit of the holders thereof on the applicable record date) on any Quarterly Dividend Payment Date (or, in the case of Parity Securities having dividend payment dates different from the Quarterly Dividend Payment Dates, on a dividend payment date falling within a Dividend Period related to such Quarterly Dividend Payment Date) in full upon Series E Preferred Stock and any shares of Parity Securities, all dividends declared on Series E Preferred Stock and all such Parity Securities and payable on such Quarterly Dividend Payment Date (or, in the case of Parity Securities having dividend payment dates different from the Quarterly Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Quarterly Dividend Payment Date) shall be declared *pro rata* so that the respective amounts of such dividends declared shall bear the same ratio to each other as all accrued and

unpaid dividends per share on the shares of Series E Preferred Stock (including, if applicable as provided in Section 4(A) above, dividends on such amount) and all Parity Securities payable on such Quarterly Dividend Payment Date (or, in the case of Parity Securities having dividend payment dates different from the Quarterly Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Quarterly Dividend Payment Date) (subject to their having been declared by the Board of Directors or a duly authorized committee of the Board of Directors out of legally available funds and including, in the case of Parity Securities that bears cumulative dividends, all accrued but unpaid dividends) bear to each other. If the Board of Directors or a duly authorized committee of the Board of Directors determines not to pay any dividend or a full dividend on a Quarterly Dividend Payment Date, the Corporation will provide written notice to the Holders of Series E Preferred Stock prior to such Quarterly Dividend Payment Date.

Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors or any duly authorized committee of the Board of Directors may be declared and paid on any securities, including Common Stock and other Junior Securities, from time to time out of any funds legally.available for such payment, and Holders of Series E Preferred Stock shall not be entitled to participate in any such dividends.

(F) Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series E Preferred Stock in an amount less than the total of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

(G) Holders of Series E Preferred Stock shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on Series E Preferred Stock as specified in this Section 4.

Section 5. No Voting Rights. The Holders of the shares of the Series E Preferred Stock will not have any voting rights, including the right to elect any directors, except voting rights, if any, required from time to time by Oklahoma law, and their consent shall not be required (except to the extent they are entitled by law to vote) for taking any corporate action.

Section 6. Reacquired Shares. Any shares of Series E Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

Section 7. Liquidation, Dissolution or Winding Up.

(A) In the event the Corporation voluntarily or involuntarily liquidates, dissolves or winds up, subject to the prior and superior rights of the holders of any Senior Securities, the Holders at the time shall be entitled to receive liquidating distributions in the amount that is the Liquidation Preference per share of Series E Preferred Stock, in each case, plus an amount equal to any declared but unpaid dividends thereon to and including the date of such liquidation, out of assets legally available for distribution to the Corporation's stockholders, before any distribution of assets is made to the holders of any Junior Securities. The Corporation shall notify each Holder of the amount it has calculated as the Liquidation Preference per share of Series E Preferred Stock by first-class mail, postage prepaid, addressed to the Holders at their respective last addresses appearing on the books of the Corporation. Such mailing shall be made not later than five Business Days before the first liquidating distribution is made on shares of Series E Preferred Stock.

(B) In the event the assets of the Corporation available for distribution to stockholders upon any liquidation, dissolution or winding-up of the affairs of the Corporation, whether voluntary or involuntary, shall be

insufficient to pay in full the amounts payable with respect to all outstanding shares of the Series E Preferred Stock and the corresponding amounts payable on any Parity Securities, Holders and the holders of such Parity Securities shall share ratably in any distribution of assets of the Corporation in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.

(C) The Corporation's consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into the Corporation, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the Corporation's property or business will not constitute its liquidation, dissolution or winding-up.

Section 8. Maturity. The Series E Preferred Stock shall be perpetual unless redeemed or converted in accordance with this Certificate of Designation.

Section 9. Consolidation, Merger, etc. If the Corporation shall enter into any consolidation, merger, combination or any similar transaction (any such transaction, a "Reorganization") in which (A) the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, and (B) an entity other than the Corporation is the surviving entity (the "Surviving Entity") or the Corporation becomes, or the Surviving Entity is, a Subsidiary of another entity (the "Ultimate Parent"), then, except as provided below, in any such event each outstanding share of Series E Preferred Stock shall be converted (at the sole option of the Corporation and without any action or consent on the part of any Holder) into either (i) the right to receive a "mirror" preferred share of the Surviving Entity or of the Ultimate Parent (with substantially the same designations, preferences and other rights as the Series E Preferred Stock, but with references to the "Corporation" meaning the Surviving Entity or the Ultimate Parent, as the case may be, and references to "Common Stock" meaning the Acquiror Common Stock), (ii) the right to receive a "mirror" preferred share of the Surviving Entity or the Ultimate Parent (with substantially the same designations, preferences and other rights as the Series E Preferred Stock, but with references to the "Corporation" meaning the Surviving Entity or the Ultimate Parent, as the case may be, and references to "Common Stock" meaning the Acquiror Common Stock) with such voting rights as shall be determined by the Corporation in its sole discretion, or (iii) the right to receive a number of shares of common stock of the Surviving Entity or the Ultimate Parent, as applicable (the "Acquiror Common Stock"), equal to (x) $1,000, plus any accrued but unpaid dividends divided by (y) the average VWAP of a share of Acquiror Common Stock for the ten (10) Trading Days prior to the closing date of the Reorganization; provided that, in the case of each of clauses (i), (ii) and (iii), if the Foundation holds any shares of the Series E Preferred Stock at the time of such Reorganization, each outstanding share of Series E Preferred Stock shall be converted into the right to receive stock with a fair market value (such fair market value, in the case of any such stock described in clause (i) or (ii), to be determined by a third party appraiser selected in good faith by the Corporation, subject to the Foundation's approval which such approval shall not be unreasonably withheld or delayed) equivalent to the greater of (i) $1,000 per share, plus any accrued but unpaid dividends and (ii) the fair market value of the Series E Preferred Stock as determined by a third party appraiser selected in good faith by the Corporation, subject to the Foundation's approval which such approval shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, in the event that the Corporation becomes a Subsidiary of the Ultimate Parent following a Reorganization, the Corporation may elect to leave the Series E Preferred Stock outstanding as the Series E Preferred Stock of the Corporation.

Section 10. Redemption at the Option of the Corporation.

(A) Optional Redemption. At any time on and after the tenth anniversary of the Effective Date, the Corporation, at its option, may redeem the Series E Preferred Stock in whole (but not in part), at a price equal to $1,000 per share, plus any accrued and unpaid dividends, payable in cash; provided that if any shares of the Series E Preferred Stock are held by the Foundation at the time of such redemption, the price for redemption of each share of Series E Preferred Stock shall be the greater of (i) $1,000 per share, plus any accrued but unpaid dividends and (ii) the fair market value of the Series E Preferred Stock as determined by a third party appraiser selected in good faith by the Corporation, subject to the Foundation's approval which such approval shall not be unreasonably withheld or delayed.

(B) Notice and Effectiveness of Redemption.

(i) If the Corporation shall elect to redeem Series E Preferred Stock pursuant to this Section 10, notice of such election to redeem shall be given to each Holder of record of the shares to be redeemed. Neither the failure to mail any notice required by this paragraph, nor any defect therein or in the mailing thereof to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other Holders. Such redemption notice shall be given to each such Holder of record of the shares to be redeemed not less than 30 days and not more than 60 days before the scheduled Redemption Date.

(ii) Each such notice shall state, as appropriate: (i) the Redemption Date established by the Corporation; (ii) the number of shares of Series E Preferred Stock to be redeemed; (iii) the place or places at which certificates (if any) for such shares are to be surrendered for cash; (iv) the redemption price payable on such Redemption Date calculated in accordance with Section 10(A); and (v) a statement as to whether or not accumulated and unpaid dividends will be payable as part of the redemption price, or payable on the next Quarterly Dividend Payment Date to the record holder at the close of business on the relevant record date as described in the next sentence.

(iii) Notice having been provided as set forth in Section 10(B)(ii) above, from and after the Redemption Date (unless the Corporation shall fail to make available the amount of cash necessary to effect such redemption), (i) dividends on the Series E Preferred Stock so called for redemption shall cease to accumulate on the Series E Preferred Stock called for redemption, (ii) said shares shall no longer be deemed to be outstanding, and (iii) all rights of the Holders thereof as Holders of Series E Preferred Stock shall cease and terminate (except the right to receive the cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required); provided, however, that if the Redemption Date for any shares of Series E Preferred Stock occurs after any Record Date and on or prior to the related Quarterly Dividend Payment Date, the full dividend payable on such Quarterly Dividend Payment Date in respect of such Series E Preferred Stock called for redemption shall be payable on such Quarterly Dividend Payment Date to the Holders of record of such shares at the close of business on the corresponding Record Date notwithstanding the prior redemption of such shares, and shall not be payable as part of the redemption price for such shares. The Corporation's obligation to make available the cash necessary to effect the redemption in accordance with the preceding sentence shall be deemed fulfilled if, on or before the applicable Redemption Date, the Corporation shall irrevocably deposit in trust with a bank or trust company (which may not be an Affiliate of the Corporation) that has, or is an Affiliate of a bank or trust company that has, a capital and surplus of at least $250,000,000, such amount of cash as is necessary for such redemption, plus, if such Redemption Date occurs after any Record Date and on or prior to the related Quarterly Dividend Payment Date, such amount of cash as is necessary to pay the dividend payable on such Quarterly Dividend Payment Date in respect of such Series E Preferred Stock called for redemption, with irrevocable instructions that such cash be applied to the redemption of the Series E Preferred Stock so called for redemption and, if applicable, the payment of such dividend. No interest shall accrue for the benefit of the Holders of Series E Preferred Stock to be redeemed on any cash so set aside by the Corporation.

(iv) Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Redemption Date shall revert to the general funds of the Corporation, after which reversion the Holders of Series E Preferred Stock so called for redemption shall look only to the general funds of the Corporation for the payment of such cash. The Corporation shall not be liable to any Holder of Series E Preferred Stock for any redemption proceeds or other amount duly delivered to a public official pursuant to applicable abandoned property laws.

C) Certificated Shares. If the shares of Series E Preferred Stock are certificated, then, as promptly as practicable after the surrender in accordance with such notice of the certificates for any such Series E Preferred Stock to be so redeemed, properly endorsed or assigned for transfer (if the Corporation shall so require and the notice shall so state), such certificates shall be exchanged for cash (without interest thereon) for which such shares have been redeemed in accordance with such notice.

D) No Sinking Fund. The Series E Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Series E Preferred Stock will have no right to require redemption or repurchase of any shares of Series E Preferred Stock.

Section 11. Conversion at the Option of Holder.

A) Conversion. On or after the tenth anniversary of the Effective Date, each share of Series E Preferred Stock shall be convertible, at any time and from time to time from and after such date, at the option of the Holder thereof, into a number of shares of Common Stock equal to the Conversion Ratio in effect on the applicable Conversion Date; provided that no shares of Series E Preferred Stock may be converted into Common Stock at any time that any shares of the Series E Preferred Stock are held by the Foundation. The "Conversion Ratio" for each share of Series E Preferred Stock shall be equal to (i) $1,000 per share, plus accrued but unpaid dividends as of the Conversion Date, divided by (ii) the average VWAP per share of the Common Stock during the ten (10) Trading Days preceding the Conversion Date.

B) Conversion Notice. Holders shall effect conversions by providing the Corporation with the form of conversion notice (via overnight courier, facsimile or email) attached hereto as Annex A (a "Notice of Conversion"), duly completed and executed. For purposes of clarification, the Corporation or its transfer agent shall not require a Holder to obtain a medallion guaranty, notary attestation or any similar deliverable in order to effectuate the conversion of all or a portion of such Holder's shares of Series E Preferred Stock. The Notice of Conversion must specify at least a number of shares of Series E Preferred Stock to be converted equal to the lesser of (x) 100 shares and (y) the number of shares of Series E Preferred Stock then held by the Holder. Provided the Corporation's Common Stock transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, the Notice of Conversion may specify, at the Holder's election, whether the applicable Conversion Shares shall be credited to the account of the Holder's prime broker with DTC through its Deposit Withdrawal Agent Commission system (a "DWAC Delivery"). The date on which a conversion of Series E Preferred Stock shall be deemed effective (the "Conversion Date") shall be defined as the Trading Day that the Notice of Conversion, completed and executed, and a copy of the original certificate(s) representing such shares of Series E Preferred Stock being converted, is sent (via overnight courier, facsimile or email) to, and received during regular business hours by, the Corporation. The calculations set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error.

C) Mechanics of Conversion.

(i) Delivery of Certificate or Electronic Issuance Upon Conversion. Not later than three (3) Trading Days after the applicable Conversion Date, or, if the Holder requests the issuance of physical certificate(s), two (2) Trading Days after receipt by the Corporation of the original certificate(s) representing such shares of Series E Preferred Stock being converted, duly endorsed, and the accompanying Notice of Conversion (the "Share Delivery Date"), the Corporation shall: (a) deliver, or cause to be delivered, to the converting Holder a physical certificate or certificates representing the number of Conversion Shares being acquired upon the conversion of shares of Series E Preferred Stock, or (b) in the case of a DWAC Delivery, cause to be electronically transferred such Conversion Shares by crediting the account of the Holder's prime broker with DTC through its DWAC system.

(ii) Reservation of Shares Issuable Upon Conversion. The Corporation has reserved, solely for the purpose of providing for conversion of the Series E Preferred Stock, one million (1,000,000) shares (as shall be appropriately adjusted for stock splits, stock dividends or other similar transactions) of Common Stock (the "Reserved Shares") out of its authorized but unissued shares of Common Stock, and such shares of Common Stock shall be used for no purpose other than providing for conversion of the Series E Preferred Stock. It is understood, acknowledged and agreed by each Holder that the actual number of shares of Common Stock issuable upon conversion of the Series E Preferred Stock is not known, and will not be known until the conversion thereof because the Conversion Ratio is not fixed. Accordingly, in the event that, at the time of delivery of any Notice of Conversion of any shares of Series E Preferred Stock, the number of shares of Common Stock which is authorized by the Corporation's Certificate of Incorporation, as it may be amended from time to time, but not outstanding or reserved for issuance for purposes other than upon conversion of the Series E Preferred Stock, is not sufficient to permit the conversion in full of such shares of Series E Preferred Stock in accordance with this Section 11, the Corporation shall promptly provide the Holder delivering such notice with written notice of such deficiency (a "Deficiency Notice"). Upon receipt of a Deficiency Notice, such Holder shall be entitled to withdraw such Notice of Conversion by providing written notice of such withdrawal (a "Withdrawal Notice") to the Corporation within five Business Days of the date of delivery of the Deficiency Notice, in which case such Notice of Conversion shall be null and void, but any such withdrawal shall be without prejudice to the right of such Holder to deliver any Notice of Conversion in the future. If Holder does not provide a Withdrawal Notice to the Corporation within such five Business Day period, the Corporation shall, to the extent of such shortfall, substitute for the shares of Common Stock that would otherwise be issued upon such conversion other equity securities of the Corporation (including, without limitation, shares, or units of shares, of preferred stock, which the Board of Directors has deemed to have essentially the same value or economic rights as shares of Common Stock (such shares or units of preferred stock being referred to as "Common Stock Equivalents")), and the conversion of such shares of Series E Preferred Stock into Common Stock Equivalents will be delayed for such period of time as shall be reasonably necessary for the Board of Directors to determine the form of such Common Stock Equivalents; provided, however, that for purposes of this Section 11, conversion of such shares of Series E Preferred Stock into such Common Stock Equivalents shall be effective on the original Conversion Date with respect to such conversion, and the per share or per unit value of any such Common Stock Equivalent shall be deemed to equal the VWAP per share of the Common Stock on such Conversion Date.

(iii) Additional Reserved Shares. If at any time while any shares of the Series E Preferred Stock remain outstanding, the Corporation is required to provide any Holder with a Deficiency Notice, the Corporation shall, in accordance with applicable law and its organizational documents, use commercially reasonable efforts to convene a meeting of its stockholders to consider and vote upon an increase in the number of authorized shares of Common Stock sufficient to permit the Corporation to reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of providing for conversion of the Series E Preferred Stock, such additional number of shares of Common Stock (the "Additional Reserved Shares") as is reasonably expected to be sufficient to permit full conversion of the Series E Preferred Stock; provided, however, that the Corporation shall not be required to convene more than an aggregate of three meetings of its stockholders to consider and vote upon any particular increase in the number of shares of authorized Common Stock.

(iv) Fractional Shares. No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon the conversion of the Series E Preferred Stock. As to any fraction of a share which a Holder would otherwise be entitled to receive upon such conversion, the Corporation shall at its election, either pay a cash adjustment in respect of such final fraction in an amount

equal to such fraction multiplied by the average VWAP per share of the Common Stock during the ten (10) Trading Days preceding the Conversion Date or round up to the next whole share.

(v) Transfer Taxes. The issuance and delivery of certificates for shares of the Common Stock upon conversion of the Series E Preferred Stock shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder(s) of such shares of Series E Preferred Stock and the Corporation shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

(D) Status as Stockholder. Upon each Conversion Date: (i) the shares of Series E Preferred Stock being converted shall be deemed converted into shares of Common Stock and (ii) the Holder's rights as a holder of such converted shares of Series E Preferred Stock shall cease and terminate, excepting only the right to receive certificates for or electronic delivery of such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Corporation to comply with the terms of this Certificate of Designation.

Section 12. Fractional Shares. Except as provided in Section 11(C)(iv), the Series E Preferred Stock may be issued in fractions of a share which shall entitle the Holder, in proportion to such Holder 's fractional shares, to exercise the limited voting rights set forth in this Certificate of Designation, receive dividends, participate in distributions and to have the benefit of all other rights of Holders of Series E Preferred Stock.

Section 13. Transfer. A Holder of shares of Series E Preferred Stock may Transfer such Holder's shares of Series E Preferred Stock to (i) the Corporation or any Subsidiary of the Corporation or (ii) otherwise in a transaction pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in accordance with applicable state securities laws, subject to compliance with the other requirements of this Section 13, including the terms and conditions of the legend set forth in Section 14 below; provided that in no event shall such Transfer be made if such Transfer, or such Transfer together with any other Transfers, would result in the Corporation being required to register the Series E Preferred Stock under Section 12 of the Exchange Act or would otherwise trigger or subject the Corporation, or any Subsidiary or other Affiliate of the Corporation, to the registration requirements of the Exchange Act with respect to the Series E Preferred Stock.

Section 14. Legend.

(A) Each share of Series E Preferred Stock shall bear the following legend, unless such share has been Transferred pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such Transfer) or Transferred pursuant to Rule 144 under the Securities Act or any similar provision then in force (subject to the documentation requirements set forth in the legend below), or unless otherwise agreed by the Corporation in writing, with written notice thereof to the transfer agent for the Series E Preferred Stock:

THE SHARES OF SERIES E PREFERRED STOCK (OR THEIR PREDECESSORS) EVIDENCED HEREBY WERE ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE SHARES OF SERIES E PREFERRED STOCK, AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THE SHARES OF SERIES E PREFERRED STOCK, HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OR ANY STATE SECURITIES LAWS.

ACCORDINGLY, THE SHARES OF SERIES E PREFERRED STOCK EVIDENCED HEREBY MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (II) PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OR (III) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT, IN THE CASE OF CLAUSES (II) AND (III), TO THE RIGHTS OF THE ISSUER PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO THE ISSUER FROM THE TRANSFEROR AND/OR TRANSFEREE RELATING TO COMPLIANCE WITH SUCH TRANSFER RESTRICTIONS; PROVIDED THAT IN NO EVENT MAY ANY TRANSFER OF ANY SHARES OF SERIES E PREFERRED STOCK BE MADE IF SUCH TRANSFER, OR SUCH TRANSFER TOGETHER WITH ANY OTHER TRANSFERS, WOULD RESULT IN THE ISSUER BEING REQUIRED TO REGISTER THE SERIES E PREFERRED STOCK UNDER SECTION 12 OF THE EXCHANGE ACT OR OTHERWISE TRIGGER OR SUBJECT THE ISSUER, OR ANY SUBSIDIARY OR OTHER AFFILIATE OF THE ISSUER, TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, WITH RESPECT TO THE SERIES E PREFERRED STOCK.

(B) Each share of Common Stock issued upon conversion of a share of Series E Preferred Stock shall bear the following legend, unless such share has been Transferred pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such Transfer) or Transferred pursuant to Rule 144 under the Securities Act or any similar provision then in force (subject to the documentation requirements set forth in the legend below), or unless otherwise agreed by the Corporation in writing, with written notice thereof to the transfer agent for the Common Stock.

THE SHARES OF COMMON STOCK (OR THEIR PREDECESSORS) EVIDENCED HEREBY WERE ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY STATE SECURITIES LAWS.

ACCORDINGLY, THE SHARES OF COMMON STOCK EVIDENCED HEREBY MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (II) PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OR (III) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT, IN THE CASE OF CLAUSES (II) AND (III), TO THE RIGHTS OF THE ISSUER PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO THE ISSUER FROM THE TRANSFEROR AND/OR TRANSFEREE RELATING TO COMPLIANCE WITH SUCH TRANSFER RESTRICTIONS.

Section 15. No Preemptive Rights. No share of Series E Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

Section 16. Other Rights. The shares of Series E Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation or as provided by applicable law.

Section 17. Effective Date. This Certificate of Designation, Preferences and Rights of Series E Preferred Stock of ONEOK, Inc. shall be effective at 5:00 P.M., Eastern Standard Time, on April 20, 2017 (the "Effective Date").

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IN WITNESS WHEREOF, I have executed and subscribed this Certificate and do affirm the foregoing as true under penalties of perjury this day of 20th day of April, 2017.

ONEOK, INC.

By: [signature]
Name: Terry K. Spencer
Title: President and Chief Executive Officer

Attest:

By: [signature]
Name: S. Eric Grimshaw
Title: Vice President, Associate General Counsel and Corporate Secretary

ANNEX A

NOTICE OF CONVERSION

(TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO CONVERT SHARES OF SERIES E PREFERRED STOCK)

The undersigned Holder hereby irrevocably elects to convert the number of shares of Series E Non-Voting Perpetual Preferred Stock indicated below, represented by stock certificate No(s). [_] (the "Preferred Stock Certificates"), into shares of common stock, par value $0.01 per share (the "Common Stock"), of ONEOK, Inc., an Oklahoma corporation (the "Corporation"), as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Capitalized terms utilized but not defined herein shall have the meaning ascribed to such terms in that certain Certificate of Designation, Preferences and Rights (the "Certificate of Designation") of Series E Non-Voting Perpetual Preferred Stock (the "Series E Preferred Stock") filed by the Corporation on [_], 2017.

Conversion calculations:

Date to Effect Conversion: ____________
Number of shares of Series E Preferred Stock owned prior to Conversion: ____________
Number of shares of Series E Preferred Stock to be Converted: ____________
Number of shares of Common Stock to be Issued: ____________
Address for delivery of physical certificates: ____________
Or for DWAC Delivery:
DWAC Instructions: ____________
Broker no: ____________
Account no: ____________

[HOLDER]

By:

Name:
Title
Date:

____